SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2009

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

P.O. Box 4198, Newport Beach, California 92661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Form 8-K, unless the context otherwise requires:

(a) all references to “Trestle” refers (i) prior to the consummation of the transactions contemplated by the Share Exchange Agreement referred to below, to Trestle Holdings, Inc. (“Trestle”), a inactive development stage Delaware corporation, and (ii) on and after consummation of the transactions contemplated by the Share Exchange Agreement, to Trestle (to be renamed “MoqiZone Holding Corporation”).

(b) all references to the “MoqiZone Group” refers collectively to MobiZone Holdings Limited, a Hong Kong corporation (“MobiZone Hong Kong”), MoqiZone Holdings Limited, a Cayman Island corporation (“MoqiZone Cayman”) and MoqiZone (Shanghai) Information Technology Company Limited (“Shanghai MoqiZone”), a corporation organized under the laws of the People’s Republic of China (“China” or the “PRC”), a wholly foreign owned enterprise or “WFOE,” and a wholly-owned subsidiary of MobiZone Hong Kong.

(c) all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Trestle and its direct and indirect subsidiaries including MobiZone Hong Kong, MoqiZone Cayman and Shanghai MoqiZone as at the date of this Interim Report on Form 8-K, and following the closing of the transactions contemplated by the Exchange Agreement.

Item 1.01     Entry into a Material Definitive Agreement.
Item 2.01     Completion of Acquisition or Disposition of Assets.
Item 3.02     Unregistered Sales of Equity Securities.
Item 5.01     Changes in Control of Registrant.
Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03     Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06     Change in Shell Company Status.
Item 9.01     Financial Statements and Exhibits.

The Share Exchange Agreement

On March 15, 2009, we entered into a Share Exchange Agreement with MoqiZone Cayman, Cheung Chor Kiu Lawrence, the principal shareholder of MoqiZone Cayman (“Cheung”), and MKM Capital Opportunity Fund Ltd. (“MKM”), our principal stockholder (the “Agreement”).  MoqiZone Cayman is the record and beneficial owner of 100% of the share capital of MobiZone Hong Kong and MobiZone Hong Kong is the record and beneficial owner of 100% of the share capital of Shanghai MoqiZone.  On June 1, 2009, pursuant to the Agreement, and as a result of MoqiZone Hong Kong’s receipt of $4,345,000 in gross proceeds from the financing described below, we acquired all of the issued and outstanding capital stock of MoqiZone Cayman in exchange for the issuance to Cheung and the other shareholders of MoqiZone Cayman of 10,743 shares of our sought to be created Series B convertible preferred stock.  Following the reverse stock split described below, such Series B Preferred Stock shall automatically (and without any action on the part of the holders) convert (on the basis of 1,000 shares of common stock for each share of Series B Preferred Stock) into an aggregate of 10,743,000 shares of our common stock, representing approximately 95% of our issued and outstanding shares of common stock, on a fully-diluted basis, as at the time of conversion (but prior to the issuance of any other equity or equity type securities).  The remaining 5% of the then outstanding shares of Trestle common stock are publicly traded and are owned by approximately 83 shareholders of record.

Until consummation of its acquisition of MoqiZone Cayman, Trestle was an inactive publicly traded Delaware corporation whose common stock is listed on the FINRA OTC Bulletin Board under the symbol “TLHO.”  As a result of the Share Exchange, we will carry out the business and operations of MoqiZone Cayman.

Promptly following the date of this Form 8-K, Trestle will file a Form 14C Information Statement under the Securities Exchange Act of 1934, as amended, and upon the effectiveness of such Information Statement and the expiration of the requisite 20 day period following mailing of such Information Statement to the Trestle shareholders, Trestle will amend and restate its certificate of incorporation to, among other things:

•
authorize for issuance 10,000,000 shares of Trestle preferred stock (including the Series B Preferred Stock), containing such rights, preferences and designations as the board of directors of Trestle may, from time to time designate;

•	effect a one-for-254.5 reverse stock split to reduce the 179,115,573 outstanding shares of Trestle common stock to 703,794 shares of Trestle common stock; and
•	change the corporate name of Trestle to MoqiZone Holding Corporation.

All of the former MoqiZone Cayman shareholders who will receive the Trestle Series B Preferred Stock under the Trestle Share Exchange Agreement (representing 95% of the Trestle capital stock eligible to vote) have consented in writing to approve the amended and restated Trestle Certificate of Incorporation and the Trestle Reverse Stock Split.  Accordingly, Trestle shareholder approval of such matters is assured.  Consummation of the Reverse Stock Split is scheduled to occur as soon as practicable following the effectiveness of the Form 14C and after the passage of the requisite 20 day period after mailing the Information Statement to Trestle stockholders, but in no event later than September 30, 2009.

Pursuant to the terms of the Share Exchange Agreement, Eric Stoppenhagen resigned as our Interim President, effective immediately.  Additionally, each of our directors tendered their resignation as one of our directors, to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.  Our Board of Directors appointed Cheung Chor Kiu Lawrence (Lawrence Cheung) to serve as our Chief Executive Officer.  Messrs. Lawrence Cheung and Benjamin Chan were nominated to serve as our directors with such appointment to be effective on the tenth day after mailing the Schedule 14f-1.

The MobiZone Hong Kong Financing

On June 1, 2009, we completed a private financing of $4,345,000, with 10 accredited investors (the “Financing”), which includes $300,000 that we received in October 2008 pursuant to a Convertible Loan Agreement with two accredited investors (the “Convertible Notes”); the Convertible Notes automatically convert into the same securities issued to the investors pursuant to the Financing.  The net proceeds from the Financing were approximately $3,637,000.  Consummation of the Financing was a condition to the completion of the Share Exchange.  The securities offered in the Financing were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, MoqiZone Cayman, Cheung, MKM and each of the purchasers thereto (the “Investors”).  Pursuant to the Purchase Agreement, we issued a total of approximately 435 Units of securities consisting of (a) $10,000 of 8% exchangeable convertible notes of MobiZone Hong Kong due March 31, 2011 (the “Notes”), (b) three year Class A callable warrants (the “Class A Warrants”) to purchase 2,778 shares of common stock of Trestle, at an exercise price of $2.50 per share, and (c) three year Class B non-callable warrants (the “Class B Warrants”) to purchase 2,778 shares of common stock of Trestle at an exercise price of $3.00 per share.  The exercise prices of the Warrants are subject to weighted average and other anti-dilution adjustments. Pursuant to the sale of approximately 435 Units, we issued an aggregate of approximately $4,345,000 of Notes, Class A Warrants to purchase up to 1,206,948 shares of common stock and Class B Warrants to purchase up to 1,206,948 shares of common stock will be issued.  The Notes were and will be issued by MobiZone Hong Kong and the Warrants will be issued by Trestle.

It is the intention of MobiZone Hong Kong and the placement agent to continue to offer and sell Units until the earlier to occur of the expiration of the June 16, 2009 offering period or an aggregate of $12,000,000 of Notes and Warrants are sold, unless otherwise extended by the parties to the Financing.

Following the Reverse Stock Split and not later than ten days following the automatic conversion of the Series B Preferred Stock issued under the Share Exchange Agreement to the MoqiZone Cayman shareholders into Series B Conversion Shares:

•	all of the issued and outstanding Notes will automatically by their terms be deemed cancelled;

•
all interest accrued on the Notes (at the rate of 8% per annum) from the date of issuance to the date of cancellation will be paid, at the Company’s option, in cash or in a shares of Trestle common stock valued at $1.80 per share;

•
each $1,000 principal amount of cancelled MobiZone Hong Kong Note will be exchanged for one share of Series A Preferred Stock, $0.001 par value per share.  The Series A Preferred Stock (i) will have a liquidation value of $1,000 per share, (ii) vote, together with the Trestle common stock, on an “as converted basis”, and (iii) be convertible, at any time after issuance, at the option of the holder, into shares of Trestle common stock at a conversion price of $1.80 per share, subject to customary adjustments, including weighted average anti-dilution protection.

Since we sold approximately 435 Units, a total of 4,345 shares of Series A Preferred Stock shall be issued which shall be convertible into an aggregate of 2,413,890 shares of common stock, subject to anti-dilution and other adjustments provided in the Securities Purchase Agreement and the Series A Preferred Stock Certificate of Designations.

In the event that, for any reason, the Reverse Stock Split shall not be consummated by September 30, 2009, the principal face amount of the notes shall be increased by 10% to 110% of the aggregate amount of Notes sold by the expiration of the offering period.  Thereafter, the Notes shall be subject to increase in principal amount at the rate of one percent (1%) for each calendar month (or part thereof) following September 2009 that the Reverse Stock Split shall not be consummated.  Such Notes, as so increased, shall, upon consummation of the Reverse Stock Split, thereafter be automatically cancelled and exchanged for Series A Preferred Stock, at the rate of one share of Series A Preferred Stock for each $1,000 of outstanding principal amount of Notes then outstanding.

Pursuant to the terms of the Financing, Trestle has agreed to cause (i) the maximum number of shares of Trestle common stock issuable upon conversion of all shares of Series A Preferred Stock and (ii) the maximum number of Class A Warrant Shares and Class B Warrant Shares to be registered for resale under the Securities Act of 1933, as amended, pursuant to a registration rights agreement, which provides inter alia that Trestle shall file a registration statement for the Registrable Shares within 30 days after the completion of the 1-for 254.5 Reverse Stock Split and cause the registration statement to become effective within 150 days after the completion of the Reverse Stock Split or 180 days in the event of a full review by the SEC.  If Trestle does not comply with the foregoing obligations under the registration rights agreement, it will be required to pay cash liquidated damages to Investors, at the rate of 2% of the $10,000 offering price of each Unit sold in the offering ($200.00) for each 30 day period after the Registration Date that such Registrable Shares have not be registered for resale under the Securities Act of 1933, as amended; provided, that such liquidated damages shall not exceed $1,000 per Unit sold in the offering (a minimum of $400,000 and a maximum of $800,000); provided, however, that such liquidated damages shall not apply to any Registrable Shares that are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act of 1933, as amended.

The exclusive placement agent in connection with the MobiZone Hong Kong Unit offering shall receive cash commissions equal to 8% of the gross proceeds of such offering (a maximum of $640,000) and three year warrants to purchase that number of securities of Trestle equal to 10% of the aggregate number of securities issued in the offering (the “Placement Agent Warrants”).  In addition, the placement agent will receive a management fee equal to 1% of the total proceeds raised from the sale of the Units in the offering and a non-accountable expense fee equal to 1% of the total proceeds raised. The Placement Agent Warrants are exercisable at $3.00 per share, subject to the same anti-dilution adjustments set forth in the Class A Warrants and Class B Warrants.  If all 800 Units are sold, the Placement Agents Warrants will entitle the Placement Agent to purchase up to 888,888 shares of common stock.

As a result of the Reverse Stock Split and the automatic conversion of the shares of Series B Preferred Stock, the Company will have an aggregate of 11,446,794 shares of common stock outstanding, prior to the issuance of any shares issued or issuable in the MoqiZone Hong Kong financing transactions.  In addition, in the event the Company’s revenues for the year ending December 31, 2010 shall equal or exceed $21,560,000, the management shareholders of MoqiZone Cayman shall be issued warrants to purchase up to 900,000 additional shares of the Company’s common stock at an exercise price of $1.80 per share, exercisable for a period of three years.  Further, the Company intends to establish a stock incentive plan which authorizes the issuance of up to 1,500,000 additional shares of common stock, as authorized by a compensation committee of the board of directors.

For a more complete description of the terms of the Notes and the Class A Warrants and Class B Warrants, see “Description of Securities” elsewhere in this Form 8-K

As a result of the Share Exchange, we believe we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

General Overview of the Business

Through our Shanghai MoqiZone subsidiary, we provide a digital entertainment delivery platform that delivers online content and games to internet cafes in China via our proprietary MoqiZone WiMax Network.  Our primary business focus is to provide content delivery to the viral online gaming market and connect game players to online content providers.  We provide “last mile” connectivity to internet cafés through our own proprietary MoqiZone WiMax Network. There are currently over 150,000 licensed internet cafés in China, each with not less than 100 personal computers, or PCs – the minimum number of computers required for an internet café license in China.  This means that not less than 15.0 million potential game players may be accessing online content and games at any point in time. We collect cash from game players through prepaid game cards that provide cafes, game providers and ourselves with real time reporting and customer tracking, and distribute customer payments among internet cafés, online game providers and marketing promotion companies.  Subject to receipt of the maximum proceeds of this offering, our goal is to deploy our digital entertainment delivery platform in the first three targeted cities initially in China, including Beijing, Chengdu and Zhengzhou.

On October 31, 2007, the Communications Resource Management Office of the General Staff Department of Communication of the People’s Liberation Army of China, or PLA, granted to Beijing Tai Ji Tong Gong Electronic Technology Co., Ltd. (“Tai Ji”), an authorization (the “PLA Authorization”), for the exclusive use for commercial purposes throughout China of 3400-3430 MHz and 3500-3530 MHz army radio frequencies belonging to the PLA.  Subject to completion of this Offering, Tai Ji has agreed to authorize Shenzhen Mellow Technology Limited, a PRC corporation (“SZ Mellow”) to use the PLA Authorization exclusively in the PRC for Internet café network deployment purposes.  On each occasion, that we or any newly formed subsidiary delivers online content and games through our MoqiZone WiMax Network to Internet cafés in a new city in China, we will do so under an express license and authorization from SZ Mellow. The shareholders of SZ Mellow are Ling Tao, Ling Yong and Wang Yulin.  Ling Tao is our Vice President of New Business Development.

We believe that the PLA Authorization is the only national WiMax license for the use of 3400-3430 MHz and 3500-3530 MHz radio frequencies using the WiMax technology.  As a result, under our current arrangements, and as long as the PLA Authorization granted to Tai Ji and its authorization to SZ Mellow is retained, we believe that no existing or potential competitor can foreclose our access to any market in China for Internet cafés.  Accordingly, we believe that the Company has access to the necessary business and operating licenses to deploy China’s first national WiMax network in China for Internet cafés.

Tai Ji is one of our key cooperative partners that licenses the 3.5GHz frequency resources to the Company and its affiliates in China.  In July 2007, MobiZone Hong Kong signed a Memorandum of Cooperation with Tai Ji and SZ Mellow which also included a draft of Cooperation Agreement to be entered into among Tai Ji, a WOFE to be established and SZ Mellow.  According to this Memorandum of Cooperation, (i) Tai Ji agreed that the MobiZone Hong Kong can authorize its cooperative partners or subsidiaries in China ("MoqiZone's Representatives") to use the 3.5 GHZ radio frequency resources; (ii) Tai Ji will collect annual license fees of RMB 2,500,000 for Year 2008, RMB 3,000,000 for Year 2009 and thereafter, each year annual license fee shall be increased by a RMB 500,000 per year based on the previous year annual license fee to a maximum of RMB 7,000,000 per year until the license expires; and (iii) Tai Ji will further collect a usage fee of RMB 20,000 per year per radio station.  On January 25, 2009 MoqiZone (Shanghai) Information Technology Company Limited (or “Shanghai MoqiZone”) was incorporated, and on January 26, 2009, Shanghai MoqiZone, Tai Ji and SZ Mellow executed the formal Cooperation Agreement, under which Tai Ji will provide SZ Mellow and Shanghai MoqiZone the exclusive use of the 3.5GHz on Internet Cafes gaming business.  Certain of our principal shareholders and executive officers are also affiliated with Tai Ji and SZ Mellow.  See “Certain and Related Party Transactions.”

We believe that the MoqiZone Network provides a cheaper data transmission alternative than those provided by incumbent telecoms and internet data centers.  The MoqiZone WiMax Network provides direct access between the Internet cafés and the content providers and enables a redistribution of profits in China’s online media industry, specifically to the highly fragmented online Internet cafés gaming industry.

According to a report published by the China Internet Network Information Centre, the number of Internet users in China reached 210 million as at December 31, 2007, or which an estimated 120 million are unique online game players.  The report further states that the industry is expected to have a compounded annual growth rate of 28.16% and grow from $2.85 billion to approximately $6.0 billion by 2011.  The top 25 Chinese games sold of $1.4 billion in prepaid cards in 2007.

We believe that our competitive advantages include:

WiMax First Mover Advantage.  Through the PLA Authorization, we are able to invest in WiMax base station and machines and install them on a cost-effective basis on roof tops of buildings in a way similar to GSM radio stations.  WiMax is in particularly cost effective for the “last mile” wireless internet connection.

Reallocation of Online Gaming Value Chain.  The MoqiZone Network increases the net economic benefit to the content providers and the Internet cafés and eliminates the prepaid card distributors.

Other Benefits to Internet Cafés.  The MoqiZone Network also benefits the Internet Café’s by eliminating certain duplicative resources and costs and providing incentives.

Benefits to Content Providers.  The MoqiZone Network benefits the Content Provider by eliminating server storage and bandwidth hosting fees, and also protects their IP from piracy and hackers, via a closed network.

Benefits to Game Publishers.  With our MoqiZone business model, game companies can have one stop shopping with MoqiZone and can assess all the Internet cafés at one location.

Benefits of MoqiZone Prepaid Card.  Our platform uses a proprietary prepaid game card that is game publisher agnostic (ie. accessable for all games), thereby reducing game card inventory costs for Internet café’s, as well as reducing black marketed discounted prepaid cards and content theft for the Content Provider.

Realtime Reporting.  Our solution shares valuable point of sale (POS) data throughout the network to allow for real-time reporting, customer and payment tracking, and targeted marketing; a service that was previously unavailable to game content providers and publishers and Internet cafés

Access to Extensive Game Content.  In addition to its current arrangements, within 30 days of completion of the Offering, we expect to execute content agreements with the major online gaming companies that represent more than 10 million unique concurrent users.

Significant Management Experience.  Our management team is affiliated with JSDway Taiwan, the largest Internet café distribution channel for online game and TV related merchandise in Taiwan, through which relationship we believe that we will be able to obtain the best online digital content in Asia.

Key Corporate Objectives

Our key business development objectives over the next two years are to grow and expand our business penetration in Internet cafes throughout thirteen targeted cities in China, through the structure portal arrangements described below.

Neither our Company nor our Shanghai MoqiZone subsidiary owns any equity interests in either SZ Mellow or Tai Ji.  Our business relationship with the holders of the PLA Authorizations is based on contractual arrangements that we call “Sina Structure Portal Arrangement” agreements.  These agreements may be summarized, as follows:

Exclusive Business Cooperation Agreement.  Pursuant to the exclusive ten year business cooperation agreement between SZ Mellow and Shanghai MoqiZone, Shanghai MoqiZone has the exclusive right to provide to SZ Mellow comprehensive technology and consulting services related to the business of SZ Mellow.  In consideration for such services, Shanghai MoqiZone is entitled to receive 100% of the net income of SZ Mellow.

Equity Pledge Agreement. Under the equity pledge agreement among SZ Mellow, the shareholders of SZ Mellow and Shanghai MoqiZone, the shareholders of SZ Mellow pledged all of their equity interests in SZ Mellow to Shanghai MoqiZone to guarantee SZ Mellow’s performance of its obligations under the exclusive business cooperation agreement. In the event that SZ Mellow were to breach its contractual obligations, Shanghai MoqiZone, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The equity pledge agreement will expire only after SZ Mellow and its shareholders have fully performed their respective obligations under the exclusive business cooperation agreement.

Exclusive Option Agreement.  Under an exclusive ten (10) year option agreement between SZ Mellow, the shareholders of SZ Mellow and Shanghai MoqiZone, the shareholders of SZ Mellow have irrevocably granted to Shanghai MoqiZone or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in SZ Mellow for RMB10 or the evaluation amount of consideration permitted by applicable PRC law.  Shanghai MoqiZone or its designated person has sole discretion to decide when to exercise the option, whether in part or in full.

Loan Agreement.  Under the loan agreement between the shareholders of SZ Mellow and MobiZone Hong Kong, the parties confirmed that MobiZone Hong Kong has made an interest-free loan to the shareholders of SZ Mellow solely to enable the shareholders of SZ Mellow to fund the initial capitalization of SZ Mellow. The loan can be repaid only by sale of the shareholder’s equity interest in SZ Mellow to MobiZone Hong Kong. The term of the loan agreement is ten years from the date thereof.

Irrevocable Power of Attorney.  The shareholders of SZ Mellow have each executed an irrevocable power of attorney to appoint Shanghai MoqiZone as their exclusive attorneys-in-fact to vote on their behalf on all SZ Mellow matters requiring shareholder approval.  The term of each power of attorney is valid so long as such shareholder is a shareholder of SZ Mellow.

The following tables set forth our corporate structure, both before and after giving effect to consummation of the transactions contemplated by the Share Exchange Agreement described below.

Our Offices and Other Corporate Information

Our principal executive offices are located at 7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong, and our telephone number is +(852) 34434383.

RISK FACTORS

Investment in our securities involves risk. You should carefully consider the risks we describe below before deciding to invest. The market price of our securities could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this Memorandum. You should pay particular attention to the fact that a substantial amount of our operations in China are subject to legal and regulatory environments that in many respects differ from that of the United States. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not foreseen. This discussion contains forward-looking statements.

Risks Related to Our Business and Industry

We depend on the People’s Liberation Army (PLA)’s approval and our cooperation relationship with Beijing Tai Ji Tong Gong Technology Ltd. (“Tai Ji”) as low cost WiMax network provider.  The termination or alteration of the PLA’s approval or the termination of our cooperation relationship with Tai Ji would materially and adversely impact our business operations and financial conditions.

Tai Ji was authorized to exclusively use the 3400-3430 MHz and 3500-3530 MHz (“3.5GHz”) frequency resources by an approval letter issued by the Communication Resources Management Office of the General Staff Department of Communication of the PLA (中国人民解放军总参谋部通信部通信资源管理办公室, the “PLA Communication Office”) dated October 31, 2007 (“PLA Approval Letter”).  However, we cannot assure you that (i) the PLA Communication Office or its higher authority will not revoke their approval by issuing another letter; (ii) whether the PLA Communication Office has the authority to grant an “exclusive” right to Tai Ji to use the 3.5GHz frequency resources; (iii) whether the 3.5GHz radio frequency resources authorized by the PLA Approval Letter can be widely used for commercial purpose. If the PLA Approval Letter is revoked, the Company may be forced to purchase T1 ADSL bandwidth from the incumbent telecom carriers, which will increase our operational cost and materially and adversely impact our business operations and financial conditions.

Notwithstanding the Cooperation Agreement among Ti Jai, SZ Mellow and Shanghai MoqiZone and the fact that there are common members among the management teams of the Company and Tai Ji, we cannot assure you that (i) the cooperation relationship between Shanghai MoqiZone and Tai Ji will be maintained, and (ii) the Cooperation Agreement will be fully performed.  In the event that Tai Ji breaches the Cooperation Agreement, or we cannot get a renewal of the cooperation relationship after it expires, we will not be able to use the 3.5GHz (3400-3430 MHz and 3500-3530 MHz) frequency resources, which could cause significant disruptions to our business operations or may materially adversely affect our business, financial condition and results of operations.

Significant changes in policies or guidelines of the PLA may result in lower revenue or additional costs for us and materially adversely affect our financial condition or results of operations.

It is possible that the PLA will from time to time issue policies or guidelines, requesting or stating its preference for certain actions to be taken by Tai Ji using its networks. Due to our reliance on the PLA as low-priced network resources provider, a significant change in its policies or guidelines may have a material effect on us. Such change in policies or guidelines may result in lower revenues or additional operating costs for us, and we cannot assure you that our financial condition and results of operation will not be materially adversely affected by any policy or guideline change by the PLA in the future.

If the PRC government believes that the agreements that establish the structure for operating our business do not comply with PRC government restrictions on foreign investment in the value-added telecommunications industry, we could be subject to severe penalties.

In December 2001, in order to comply with China’s commitments with respect to its entry into the World Trade Organization, or WTO, the State Council promulgated the Administrative Rules for Foreign Investments in Telecommunications Enterprises, or the Telecom FIE Rules. The Telecom FIE Rules set forth detailed requirements with respect to capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecommunications enterprise. Pursuant to the Telecom FIE Rules, the ultimate ownership interest of a foreign investor in a foreign-funded telecommunications enterprise that provides value-added telecommunication services, shall not exceed 50%.

We (including Shanghai MoqiZone), are considered as foreign persons or foreign-invested enterprises under PRC laws. As a result, we operate our wireless value-added services in China through SZ Mellow, which is owned by PRC citizens. We do not have any equity interest in the operating company but instead, the Company will only share its economic benefits derived through contractual arrangements, including agreements on provision of services, license of intellectual property, and certain corporate governance and shareholder rights matters. SZ Mellow conducts a substantial portion of our operations and generates a substantial portion of our revenues. It also holds the licenses (including the Content Provider License) and approvals that are essential to our business.

There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including but not limited to the laws and regulations governing the validity and enforcement of our contractual arrangements. Accordingly, we cannot assure you that PRC regulatory authorities will not determine that our contractual arrangements with SZ Mellow violate PRC laws or regulations.

If we or our operating company were found to violate any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violation, including, without limitation, the following:

•	levying fines;

•	confiscating our or our operating company’s income;

•	revoking our or our operating company’s business licenses and other operating licenses;

•	shutting down the servers or blocking our or our operating company’s web sites;

•	restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China;

•	requiring us to restructure our ownership structure or operations; and/or

•	requiring us or our operating company to discontinue our wireless value-added services business.

Any of these or similar actions could cause significant disruptions to our business operations or render us unable to conduct our business operations and may materially adversely affect our business, financial condition and results of operations.

Our contractual arrangement with SZ Mellow and their shareholders may not be as effective in providing operational control as direct ownership of these businesses and may be difficult to enforce.

PRC laws and regulations currently restrict foreign ownership of companies that provide value-added telecommunication services, which include wireless value-added services and Internet content services. As a result, we conduct substantially all of our operations and generate substantially all of our revenues through SZ Mellow pursuant to a series of contractual arrangements with it and its respective shareholders. These agreements may not be as effective in providing control over our operations as direct ownership of these businesses. Direct ownership would allow us, for example, to directly exercise our rights as a shareholder to effect changes in the board of SZ Mellow, which, in turn, could affect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, as a legal matter, if SZ Mellow or its shareholders fail to perform their respective obligations under these contractual arrangements, we may have to incur substantial costs and expend significant resources to enforce those arrangements, and rely on legal remedies under PRC law. These remedies may include seeking specific performance or injunctive relief, and claiming damages, any of which may not be effective. For example, if SZ Mellow’s shareholders refuse to transfer their equity interest in SZ Mellow to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if any of those individuals otherwise act in bad faith towards us, we may have to take legal action to compel them to fulfill their contractual obligations.

Additionally, all of these contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, which relate to critical aspects of our operations, we may be unable to exert effective control over SZ Mellow and our ability to conduct our business may be negatively affected.

Online game content providers & Internet cafés may not execute content & revenue sharing agreements with us.

We need to cooperate with online game content providers and Internet cafes in order to carry out our business. We have entered into, and plan to enter into additional cooperation agreements with several online game content providers and Internet cafes. If we are unable to enter into additional agreements with online game content providers or Internet cafes or if these online game content providers or Internet cafes do not provide online games or other services, or do not perform their other business contractual obligations as agreed, we may not be able to carry out our business normally and our financial conditions will be materially and adversely affected.

If we are unable to get additional online games that are attractive to players and result in overall revenue growth, our business, financial condition and results of operations may be materially and adversely affected and our ability to recover related costs may become limited.

In order to maintain our long-term profitability and financial and operational success, we must continually get new online games that are attractive to players. To date, we have signed up 4 online game companies with approximately 30 games. These games may or may not attract players away from other games companies and may or may not be profitable or popular among the online game players in China.If these games fail to attract new players and fail to drive our online game revenues, our business, financial condition and results of operations may be materially and adversely affected.

Our ability to purchase or license successful online games will depend on their availability at acceptable terms, including price, our ability to compete effectively against other potential purchasers or licensees to attract the developers of these games, and our ability to obtain government approvals required for the purchase or licensing and operation of these games.

The games that we purchase or license may not be attractive to players, may be viewed by the regulatory authorities as not complying with content restrictions, may not be launched as scheduled or may not compete effectively with our competitors’ games. Additionally, new technologies in our competitors’ online game programming or operations could render our games obsolete or unattractive to players, thereby limiting our ability to recover related product development costs, purchase costs and licensing fees. If we are not able to develop, purchase or license successfully online games appealing to players, our future profitability and growth prospects will decline.

Our limited operating history and the unproven long-term potential of our business model make evaluating our business and prospects difficult.

We were incorporated in August 29, 2007. As our operating history is limited, the revenue and income potential of our business and markets are yet to be fully proven. In addition, we are exposed to risks, uncertainties, expenses and difficulties frequently encountered by companies at an early stage of development. Some of these risks and uncertainties relate to our ability to:

•	maintain our current, and develop new, cooperation arrangements;

•	increase the number of our users by expanding the type, scope and technical sophistication of the content and services we offer;

•	respond effectively to competitive pressures;

•	respond in a timely manner to technological changes or resolve unexpected network interruptions;

•	comply with changes to regulatory requirements;

•	maintain adequate control of our costs and expenses;

•	increase awareness of our brand and continue to build user loyalty; and

•	attract and retain qualified management and employees.

We cannot predict whether we will meet internal or external expectations of our future performance. If we are not successful in addressing these risks and uncertainties, our business, financial condition and results of operations may be materially adversely affected.

Our success depends on attracting and retaining qualified personnel.

We depend on a core management and key executives.  In particular, we rely on the expertise and experience of our founders and senior officers, in our business operations, and their personal relationships with our other significant shareholders, employees, the regulatory authorities, our clients, our suppliers and the PLA. If any of them, become unable or unwilling to continue in their present positions, or if they join a competitor or form a competing company in contravention of their employment agreements, we may not be able to identify a replacement easily, our business may be significantly disrupted and our financial condition and results of operations may be materially adversely affected. We do not currently maintain key-man life insurance for any of our key personnel.

We may need additional capital and may not be able to obtain such capital on acceptable terms.

Capital requirements are difficult to plan in our rapidly changing industry. We currently expect that we will need capital to fund our future acquisitions, service development, technological infrastructure and sales and marketing activities.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perceptions of, and demand for, securities of telecommunications value-added services companies;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	PRC governmental regulation of foreign investment in value-added telecommunications companies;

•	economic, political and other conditions in China; and

•	PRC governmental policies relating to foreign currency borrowings.

Any failure by us to raise additional funds on terms favorable to us, or at all, may have a material adverse effect on our business, financial condition and results of operations. For example, we may not be able to carry out parts of our growth strategy to acquire assets, technologies and businesses that are complementary to our existing business or necessary to maintain our growth and competitiveness.

We may not be able to adequately protect our intellectual property, and we may be exposed to infringement claims by third parties.

We believe the copyrights, service marks, trademarks, trade secrets and other intellectual property we use are important to our business, and any unauthorized use of such intellectual property by third parties may adversely affect our business and reputation. We rely on the intellectual property laws and contractual arrangements with our employees, clients, business partners and others to protect such intellectual property rights. Third parties may be able to obtain and use such intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in the Internet and wireless value-added related industries in China is uncertain and still evolving, and these laws may not protect intellectual property rights to the same extent as the laws of some other jurisdictions, such as the United States. Moreover, litigation may be necessary in the future to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources, and have a material adverse effect on our business, financial condition and results of operations.

We have no business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business interruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

The laws and regulations governing the value-added telecommunications and Internet industry in China are developing and subject to future changes. Substantial uncertainties exist as to the interpretation and implementation of those laws and regulations.

Our digital entertainment services are subject to general regulation regarding telecommunication services. In recent years, the PRC government has begun to promulgate laws and regulations applicable to Internet-related services and activities, many of which are relatively new and untested and subject to future changes. In addition, various regulatory authorities of the central PRC government, such as the State Council, the Ministry of Industry and Information Technology, or the MIIT in this memorandum (formerly known as the Ministry of Information Industry, or MII), the State Administration of Industry and Commerce, or SAIC, and the Ministry of Public Security, are empowered to issue and implement rules to regulate certain aspects of Internet-related services and activities. Furthermore, some local governments have also promulgated local rules applicable to Internet companies operating within their respective jurisdictions. As the Internet industry itself is at an early stage of development in China, there will likely be new laws and regulations promulgated in the future to address issues that may arise from time to time. As a result, uncertainties exist regarding the interpretation and implementation of current and future PRC Internet laws and regulations.

SZ Mellow has obtained various value-added telecommunication service licenses from the MIIT or its local branches, and Tai Ji has obtained PLA Authorization, for the provisions of their services in relation to the usage of 3.5GHz. Tai Ji will apply for licenses for each and all WiMax base stations when they are built up. These licenses will be held by Tai Ji and Tai Ji will license these stations to SZ Mellow. We cannot assure you that we will be able to obtain or maintain these licenses or that the regulatory authorities will not take any action against us if we fail to obtain or maintain them. If SZ Mellow and/or Tai Ji fails to obtain or maintain any of the required licenses or permits respectively, it may be subject to various penalties, including redressing the violations, confiscation of income, imposition of fines or even suspension of its operations. Any of these measures could materially disrupt our operations and materially and adversely affect our financial condition and results of operations.

The MIIT issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in the PRC which may limit the type of businesses we will be able to acquire.

On July 13, 2006, the MII issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value added telecom services which include internet and telecommunication businesses in the PRC. The regulations require Chinese entities to own and control the following: (i) internet domain names, (ii) registered trademarks, and (iii) servers and other infrastructure equipment used to host and operate web-sites and conduct businesses. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and the government has provided that the new regulations apply retroactively and provide for audit procedures. The failure to comply may cause the MIIT to terminate a telecommunication license or otherwise modify existing agreements or require the disposition of the assets by the foreign entity. Any anticipated foreign investment in such businesses will be subject to prior approval by the MIIT, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in this sector may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted as a result of an unfavorable but permitted transaction structure.

The PRC government may prevent us from distributing, and we may be subject to liability for content that any of them believes is inappropriate.

China has promulgated regulations governing telecommunication service providers, Internet access and the distribution of online games and other information. In the past, the PRC government has stopped the distribution of information over the Internet that it believes to violate Chinese law, including content that is obscene, incites violence, endangers national security, is contrary to the national interest or is defamatory.

The growth of our business may be adversely affected due to public concerns over the security and privacy of confidential user information.

The growth of our business may be inhibited if the public concern over the security and privacy of confidential user information transmitted over the Internet and wireless networks is not adequately addressed. Our services may decline and our business may be adversely affected if significant breaches of network security or user privacy occur.

We could be liable for breaches of security of our website and third-party online payment system, which may have a material adverse effect on our reputation and business.

Secure transmission of confidential information, such as customers’ debit and credit card numbers and expiration dates, personal information and billing addresses, over public networks, including our official game website, is essential for maintaining consumer confidence. We currently provide password protection, IP address verification and hardware verification for all of player accounts. While we have not experienced any breach of our security measures to date, such current security measures may be inadequate. In addition, we expect that an increasing number of our sales will be conducted over the Internet as result of the growing use of online payment systems. We also expect that associated online crime will likely increase accordingly. We must therefore be prepared to increase our security measures and efforts so that our customers have confidence in the reliability of the online payment system that we use. We do not have control over the security measures of our third-party online payment operator, and its security measures may not be adequate at present or may not be adequate with the expected increased usage of online payment systems. We could be exposed to litigation and possible liability if we fail to secure confidential customer information, which could harm our reputation, ability to attract customers and ability to encourage players to purchase our game points.

Unexpected network interruptions, security breaches or computer virus attacks could have a material adverse effect on our business, financial condition and results of operations.

Any failure to maintain the satisfactory performance, reliability, security and availability of our network infrastructure may cause significant harm to our reputation and our ability to attract and maintain players. All our game servers and all of the servers which handle log-in, billing and data back-up matters are hosted and maintained by third party service providers. Major risks involved in such network infrastructure include any break-downs or system failures resulting in a sustained shutdown of all or a material portion of our servers, including failures which may be attributable to sustained power shutdowns, or efforts to gain unauthorized access to our systems causing loss or corruption of data or malfunctions of software or hardware.

Our network systems are also vulnerable to damage from fire, flood, power loss, telecommunications failures, computer viruses, hacking and similar events. Any network interruption, virus or other inadequacy that causes interruptions in the availability of the online games or deterioration in the quality of access to the online games could reduce our players’ satisfaction and ultimately harm our business, financial condition and results of operations. In addition, any security breach caused by hackings, which involve efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could have a material adverse effect on our business, financial condition and results of operations. We do not maintain insurance policies covering losses relating to our network systems and we do not have business interruption insurance.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions form part of our strategy to expand our business. We do not, however, have any prior experience integrating any new companies into ours, and we believe that integration of a new company’s operation and personnel will require significant management attention. The diversion of our management’s attention from our business and any difficulties encountered in the integration process could have an adverse effect on our ability to manage our business.

We may pursue acquisitions of companies, technologies and personnel that are complementary to our existing business. However, our ability to grow through future acquisitions or investments or hiring will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates, and the availability of financing to complete larger acquisitions. We may face significant competition in executing our growth strategy. Future acquisitions or investments could result in potential dilutive issuances of equity securities or incurrence of debt, contingent liabilities or impairment of goodwill and other intangible assets, any of which could adversely affect our financial condition and results of operations. The benefits of an acquisition or investment may also take considerable time to develop and any particular acquisition or investment may not produce the intended benefits.

Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, technologies and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses, sites and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, our relationships with employees, customers, licensors and other suppliers as a result of the integration of new businesses.

We may be subject to infringement and misappropriation claims in the future, which may cause us to incur significant expenses, pay substantial damages and be prevented from providing our services or technologies.

Our success depends, in part, on our ability to carry out our business without infringing the intellectual property rights of third parties. We may be subject to litigation involving claims of patent, copyright or trademark infringement, or other violations of intellectual property rights of third parties. Future litigation may cause us to incur significant expenses, and third-party claims, if successfully asserted against us, may cause us to pay substantial damages, seek licenses from third parties, pay ongoing royalties, redesign our services or technologies, or prevent us from providing services or technologies subject to these claims. Even if we were to prevail, any litigation would likely be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure and fixed telecommunication networks in China.

Our business depends, in part, on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. In addition, the national networks in China are connected to the Internet through international gateways controlled by the PRC government. These international gateways are the only channels through which a domestic user can connect to the Internet. A more sophisticated Internet infrastructure may not be developed in China. We or the players of online games may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure.  As one of our important business partners are Internet cafés in China, intensified government regulation of Internet cafés could limit our ability to maintain or increase our net revenues and expand our customer base.

We rely on Internet cafes as our business partners in China to provide our services to the final users. Starting in 2001, the Chinese government began tightening its supervision of Internet cafés, closing unlicensed Internet cafés, requiring those remaining open to install software to prevent access to sites deemed subversive and requiring web portals to sign a pledge not to host subversive sites. In February 2007, 14 PRC national government authorities, including the Ministry of Information Industry, the Ministry of Culture and the General Administration of Press and Publication, jointly issued a notice suspending nationwide approval for the establishment of new Internet cafés in 2007 and enhancing the punishment for Internet cafés admitting minors. This suspension may continue indefinitely. Furthermore, the Chinese government’s policy, which encourages the development of a limited number of national and regional Internet café chains and discourages the establishment of independent Internet cafés, may slow down the growth of Internet cafés.

As Internet cafés are the primary venue for users to use our service, any reduction in the number, or any slowdown in the growth, of Internet cafés in China will limit our ability to maintain or increase our net revenues and expand our customer base, which will in turn materially and adversely affect our business and results of operations.

Our business may be adversely affected by public opinion and government policies in China.

Internet cafés, which are currently the most important outlets for online games, have been criticized by the general public in China for having exerted a negative influence on young people. Due primarily to such adverse public reaction, regulators in China have tightened their regulation of Internet café operations through, among other things, suspending the issuance of new operating licenses and further reducing the hours during which the Internet cafés are permitted to remain open for business. Also, local and higher-level governmental authorities may from time to time decide to more strictly enforce age limits and other requirements relating to Internet cafés as a result of the occurrence of, and the media attention on, gang fights, arson and other incidents in or related to Internet cafés. As most of our customers access online games from Internet cafés, any restrictions on Internet café operations could result in a reduction of the amount of time the customers spend on online games or a reduction in or slowdown in the growth of the player base. Moreover, any adverse public reaction to the online game industry may discourage players from spending too much time playing online games, which could limit the growth of or reduce our net revenues. In addition, it is also possible that the Chinese government authorities may decide to adopt more stringent policies to monitor the online game industry as a result of adverse public reaction or otherwise. Any such restrictions on online game playing would adversely affect our business and results of operations.

Our operations may be adversely affected by implementation of new addiction-related regulations.

The Chinese government may decide to adopt more stringent policies to monitor the online game industry as a result of adverse public reaction to perceived addiction to online games, particularly by minors. On April 15, 2007, eight PRC government authorities, including the State Press and Publication Administration, the Ministry of Education and the Ministry of Information Industry issued a Notice on the Implementation of Online Game Anti-Addiction System to Protect the Physical and Psychological Health of Minors (the “Anti-Addiction Notice”), requiring all Chinese game operators to adopt an “anti-addiction system” in an effort to curb addiction to online games by minors. Under the anti-addiction system, three hours or less of continuous play is defined to be “healthy,” three to five hours is defined to be “fatiguing,” and five hours or more is defined to be “unhealthy.” Game operators are required to reduce the value of game benefits for minor players by half when those players reach the “fatigue” level, and to zero when they reach the “unhealthy” level. In addition, online game players in China are now required to register their identity card numbers before they can play an online game. This system allows game operators to identify which players are minors. Failure to comply with the requirements under the Anti-Addiction Notice may subject us to penalties, including but not limited to suspension of the operation of online games, revocation of the licenses and approvals for Internet cafes’ operations, rejection or suspension of the application for approvals, licenses, or filings for any new games, or prohibiting Internet cafes from operating any new game.

Internet cafes currently do not permit juvenile players to play the online games. If these restrictions are expanded to apply to adult players in the future, it could have a material and adverse effect on our business, financial condition and operating results.

Risks Related to International Operations

Substantially all of our assets may be located in the PRC and substantially all of our revenue may be derived from our operations in the PRC. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in such country.

The PRC economic, political and social conditions, as well as government policies, could affect our business. For instance, the PRC economy differs from the economies of most developed countries in many respects. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

If relations between the United States and the PRC deteriorate, our business or service could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, if the United States imposes new short-term quotas on Chinese imports, such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate business. Relations may also be compromised if the United States becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Relations may also be compromised if either the PRC government or the Taiwan government unilaterally alters the current political status quo between Taiwan and the Chinese mainland.

Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause our businesses and services to become less attractive.

We face risks related to health epidemics and other outbreaks, which could adversely affect our operations.

Our business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome or another epidemic. From time to time, there have been reports on the occurrences of avian flu in various parts of the PRC, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu, severe acute respiratory syndrome or other adverse public health developments in the PRC or elsewhere in Asia may have a material and adverse effect on our business operations.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our business’ results of operations and any appreciation thereof could cause the cost of our business as measured in dollars to increase.

Because substantially all revenues and income would be received in a foreign currency such as RMB, the national currency in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by fluctuations in the value of the RMB. The value of foreign currency fluctuates and is affected by, among other things, changes in political and economic conditions. To the extent that we need to convert U.S. dollars into Chinese currency for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert RMB into U.S. dollars for other business purposes and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of such currency we convert would be reduced.

The conversion of RMB into foreign currencies such as the U.S. dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, the PRC “pegged” its currency to the U.S. dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. Since July 21, 2005, RMB has been pegged to a basket of currencies, and permitted to fluctuate within a managed band. As of July 22, 2008 Beijing time, the exchange rate of the RMB was 6.8219:1 against the US dollar. This floating exchange rate, and any appreciation of the RMB that may result from such rate, could cause the cost of our business as measured in dollars to increase. Further, our business may be adversely affected since the competitive advantages that existed as a result of the former policies will cease.

Our corporate structure may limit our ability to receive dividends from, and transfer funds to, our PRC subsidiary, which could restrict our ability to act in response to changing market conditions.

We are a holding company. Shanghai MoqiZone, our wholly-owned subsidiary established in China has entered into contractual arrangements with SZ Mellow through which we conduct our wireless value-added activities and receive substantially all of our revenues in the form of service fees. We rely on dividends and other distributions on equity paid by our subsidiary and service fees from SZ Mellow for our cash requirements in excess of any cash raised from investors and retained by us. If our subsidiary incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

In addition, PRC law requires that payment of dividends by our subsidiary can only be made out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Under PRC law, our subsidiary is also required to set aside no less than 10% of its after-tax net income each year to fund certain reserve funds unless such reserve funds have reached 50% of the registered capital of our subsidiary, and these reserves are not distributable as dividends. Any limitation on the payment of dividends by our subsidiary could materially adversely affect our ability to grow, fund investments, make acquisitions, pay dividends, and otherwise fund and conduct our business. Any transfer of funds from our company to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, is subject to registration or approval of Chinese governmental authorities, including the relevant administration of foreign exchange and/or the relevant examining and approval authority. These limitations on the free flow of funds between us and our PRC subsidiary could restrict our ability to act in response to changing market conditions.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely affect our ability to acquire PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005 and on October 21, 2005, by the SAFE, that will require approvals from, and registration with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The Circular on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Circular 75, which were issued on October 21, 2005 and became effective as of November 1, 2005 repealed the previous January and April SAFE regulations. Circular 75 requires each Chinese domestic resident, whether a natural or legal person, to complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch, prior to establishing or assuming control of an offshore company for the purpose of acquiring assets or equity interests in the PRC and using these assets to seek overseas financing (known as “round-trip investment”). In addition, an amendment to the registration with the local SAFE branch is required to be filed by any Chinese domestic resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company. An amendment to the registration is also required to be filed by such Chinese domestic resident when there is any material change involving a change in the capital of the offshore company. Moreover, Circular 75 applies retroactively. As a result, Chinese domestic residents who have established or acquired control of offshore companies that have made onshore investments in China in the past are required to complete the relevant overseas investment foreign exchange registration procedures. For purposes of SAFE registrations required under Circular 75, “Chinese domestic residents” shall include individuals without mainland China identity papers who have habitually lived in China due to economic interest. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in penalties under PRC foreign exchange administration regulations and liability under PRC law for foreign exchange evasion.

As a Hong Kong company, and therefore an offshore company for purpose of SAFE regulations, if we purchase the assets or equity interest of a Chinese company owned by Chinese domestic residents, including those which we will generate revenue from and exercise control over through agreements, such Chinese domestic residents who may become our shareholders will be subject to registration procedures described in the aforementioned SAFE notice. Moreover, Chinese domestic residents who are already our beneficial shareholders may be required to register with SAFE in connection with their shareholdings in us. Failure of any Chinese shareholders of us to register with SAFE may limit our Chinese subsidiary’s ability to distribute dividends to us.

The PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, including our ability to pay dividends.

On August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, which took effect as of September 8, 2006.  This new regulation, among other things, has certain provisions that require SPVs formed for the purpose of acquiring PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. However, the new regulation does not expressly provide that approval from the CSRC is required for the offshore listing of a SPV which acquires, directly or indirectly, equity interest or shares of domestic PRC entities held by domestic companies or individuals by cash payment, nor does it expressly provide that approval from CSRC is not required for the offshore listing of a SPV which has fully completed its acquisition of equity interest of domestic PRC equity prior to September 8, 2006. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

It is not clear whether the provisions in the new regulation regarding the offshore listing and trading of the securities of a SPV applies to an offshore company such as us which owns controlling contractual interest in SZ Mellow. We believe that the new M&A regulation and the CSRC approval are not required in the context of the share exchange because (i) the Share Exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) we are not a special purpose vehicle formed or controlled by PRC companies or PRC individuals, (iii) we are owned or substantively controlled by foreigners.  However, we cannot assure that the relevant PRC government agencies, including the CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem that the transactions effected by the Share Exchange circumvented the new M&A rules, the PRC Securities Law and other rules and notices, especially when taking into consideration of the performance-based incentive option arrangement by way of the share transfer between Mr. Cheung and other management.

If the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval is required for this Offering, we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel this offering before settlement and delivery of the shares being offered by us.

The new M&A rules, along with foreign exchange regulations discussed in the above subsection, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, our prospective partner’s ability to remit dividends to us, or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by such Chinese domestic residents, over whom we may have no control. In addition, such Chinese domestic residents may be unable to complete the necessary approval and registration procedures required by the SAFE regulations. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

Because Chinese law will govern almost all of our business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

New PRC enterprise income tax law could adversely affect our business and our net income.

On March 16, 2007, the National People’s Congress of the PRC passed the new Enterprise Income Tax Law (or EIT Law), which took effect on of January 1, 2008. The new EIT Law imposes a unified income tax rate of 25.0% on all companies established in China. Under the new EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered as a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25.0% on its global income. The new EIT Law, however, does not define the term “de facto management bodies.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our global income will be subject to PRC income tax at a tax rate of 25.0%.

With the introduction of the EIT Law, China has resumed imposition of a withholding tax (10.0% in the absence of a bilateral tax treaty or new domestic regulation reducing such withholding tax rate to a lower rate).  Per the Double Tax Avoidance Arrangement between Hong Kong and Mainland China, a Hong Kong company as the investor, which is considered a “non-resident enterprise” under the EIT Law, may enjoy the reduced withholding tax rate of 5% if it holds more than 25% equity interest in its PRC subsidiary.  As Mobizone Hong Kong is the sole shareholder of Shanghai MoqiZone, substantially all of our income will be derive from dividends we receive from Shanghai MoqiZone through MobiZone Hong Kong.  When we declare dividends from the income in the PRC, we can not assure whether such dividends may be taxed at a reduced withholding tax rate of 5% per the Double Tax Avoidance Arrangement between Hong Kong and Mainland China as the PRC tax authorities may regard our Mobizone Hong Kong as a shell company only for tax purpose and still deem Shanghai MoqiZone in the PRC as the subsidiary directly owned by the Company. Based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, issued on February 20, 2009 by the State Administration of Taxation, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment.

Investors should note that the new EIT Law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified.  Any increase in our tax rate in the future could have a material adverse effect on our financial conditions and results of operations.

Under the new EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and holders of our securities.

Under the new EIT Law, an enterprise established outside of China with its “de facto management body” in China is considered a “resident enterprise,” meaning that it can be treated the same as a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law defines “de facto management body” as an organization that exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of an enterprise. Currently no interpretation or application of the new EIT Law and its implementing rules is available, therefore it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that our Hong Kong holding company is a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to enterprise income tax at a rate of 25% on our worldwide income as well as PRC enterprise income tax reporting obligations. This would mean that income such as interest on offering proceeds and other non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the new EIT Law and its implementing rules dividends paid to us by our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, a 10% withholding tax will be imposed on dividends we pay to our non-PRC shareholders.

Related transactions in China may be subject to a high level of scrutiny by the PRC tax authorities. The contractual arrangements entered into among our PRC subsidiary, our affiliated entity and its shareholders may be subject to audit or challenge by the PRC tax authorities; a finding that our PRC subsidiary or our affiliated entity owes additional taxes could substantially reduce our net income and the value of your investment.

Under PRC tax law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We may have related transactions that are not at arm’s length price. If any of the transactions we enter into with potential future PRC subsidiaries and affiliated PRC entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such potential future PRC entities and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In particular, we could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our PRC subsidiary, SZ Mellow, and its shareholders do not represent arm’s-length prices and adjust any of their income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in, for PRC tax purposes, a reduction of expense deductions recorded by our PRC subsidiary or SZ Mellow or an increase in taxable income, all of which could in turn increase our tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on our PRC subsidiary or SZ Mellow for under-paid taxes.

Our Chinese operating company is obligated to withhold and pay PRC individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. If it fails to withhold or pay such individual income tax in accordance with applicable PRC regulations, It may be subject to certain sanctions and other penalties, which could have a material adverse impact on our business.

Under PRC laws, our Chinese operating company will be obligated to withhold and pay individual income tax in respect of the salaries and other income received by its employees who are subject to PRC individual income tax. Our Chinese operating company may be subject to certain sanctions and other liabilities under PRC laws in case of failure to withhold and pay individual income taxes for its employees in accordance with the applicable laws.

In addition, the PRC State Administration of Taxation has issued several circulars concerning employee stock options. Under these circulars, employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) are required to pay PRC individual income tax in respect of their income derived from exercising or otherwise disposing of their stock options. Our Chinese subsidiary will be obligated to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

Individual Foreign Debts Registration under the Contractual Arrangement with SZ Mellow.

In accordance with the Measures for the Administration of Individual Foreign Exchange (the “Individual Foreign Debts Measures”), which became effective as of February 1, 2007, where a domestic individual borrows any foreign debt, he/she shall abide by the relevant provisions and go through relevant registration formalities at the State Administration of Foreign Exchange or its local branches (“SAFE”).  A fine 30% of the borrowed amount may be imposed if such amount of foreign debt is not registered with the SAFE.  The Implementing Rules of the Individual Foreign Debts Measures, which became effective as of the same day, state that the administration on foreign debts by domestic individuals will be gradually unloosened according to the RMB capital item exchangeable progress, and the detailed rules of such administration will be made separately.  The loans between MobiZone Hong Kong and the three individual shareholders of SZ Mellow fall into the definition of the individual’s foreign debts, and shall be registered with the SAFE.  However, as far as we know, neither the SAFE nor any of its local branches have accepted or approved such application for registration of individual’s foreign debts. This registration requirement of individual foreign debts is loosely enforced due to the lack of detailed implementing rules as of today. Once the SAFE begins accept application for registration of individual’s foreign debts, we will file the registration application for the three individual shareholders’ foreign debts.

Failure to pay the Registered Capital of MoqiZone Shanghai may result in a fine or revocation of our license.

Mobizone Hong Kong shall pay the first installment of the registered capital to MoqiZone Shanghai on or before April 21, 2009 per MoqiZone Shanghai’s articles of association, but it has not paid such registered capital as of June 1, 2009.  Pursuant to Article 5 of the Notice on Carrying out the Joint Annual Inspection on Foreign Invested Enterprises for 2009 by the Ministry of Commerce, the Ministry of Finance, the State Administration of Taxation, the State Administration of Industry and Commerce, the National Bureau of Statistics and the State Administration of Foreign Exchange (Shang Zi Han No. [2008] 93), the payment of the registered capital to a foreign invested enterprise may be postponed to the end of 2009 upon application.  Based upon our phone consultations with the local approval authority and the registration authority, if Mobizone Hong Kong will pay the registered capital within one month, the MoqiZone Shanghai does not need to go through the postponement application procedures and MoqiZone Shanghai’ will not be punished or terminated.  According to applicable laws and regulations, however, MoqiZone Shanghai may be imposed a fine and its business license may even be revoked by the registration authority.

Failure to comply with the United States Foreign Corrupt Practices act could subject us to penalties and other adverse consequences.

If we complete a merger with a US public company we will become subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold approximately 71.23% of our outstanding common stock.  Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock, which is listed on the Over-the-Counter Bulletin Board, and there can be no assurance that a trading market will develop further or be maintained in the future.   During the month of April 2009, our common stock traded an average of approximately 1,980 shares per day.  As of May 29, 2009, the closing bid price of our common stock was $0.03 per share.  As of May 29, 2009, we had approximately 91 shareholders of record of our common stock, not including shares held in street name.  In addition, during the past two years our common stock has had a trading range with a low price of $0.01 per share and a high price of $0.18 per share.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock.  These factors may materially adversely affect the market price of our common stock, regardless of our performance.  In addition, the public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.

The outstanding warrants may adversely affect us in the future and cause dilution to existing shareholders.

If all 800 Units are sold in the Financing, there will be issued and outstanding a total of 4,593,744 warrants, which includes 102,500 warrants that were outstanding prior to the Share Exchange and the Financing.  The exercise price of these warrants range from $1.55 to $5.40 per share, subject to adjustment in certain circumstances.  Exercise of the warrants may cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon exercise.  In addition, sales of the shares of our common stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock.   Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

(a)	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(b)	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(c)	“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(d)	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

(e)
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock.  We plan to retain any future earnings to finance growth.

Special Note Regarding Forward-Looking Statements

This Memorandum contains certain forward-looking statements. When used in this Memorandum or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Memorandum are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Memorandum might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

BUSINESS

Prior to the Share Exchange we were an inactive publicly traded Delaware corporation seeking suitable candidates for a business combination with a private company.  We previously developed and sold digital tissue imaging and telemedicine applications linking dispersed users and data primarily in the healthcare and pharmaceutical markets.  From and after the closing of the Share Exchange, our primary operations will consist of the operations of MoqiZone.

Introduction

Through our Shanghai MoqiZone subsidiary, we provide a digital entertainment delivery platform that delivers online content and games to internet cafes in China via our proprietary MoqiZone WiMax Network.  Our primary business focus is to provide content delivery to the viral online gaming market and connect game players to online content providers.  We provide “last mile” connectivity to internet cafés through our own proprietary MoqiZone WiMax Network. There are currently over 150,000 internet cafés in China, each with not less than 100 personal computers, or PCs – the minimum number of computers required for an internet café license in China.  This means that not less than 15.0 million potential game players may be accessing online content and games at any point in time.

We collect cash from game players (at prices ranging up to USD$10.00 for each day of PC access time) through prepaid game cards that provide cafes, game providers and ourselves with real time reporting and customer tracking, and distribute customer payments among internet cafés, online game providers and marketing promotion companies.  Subject to receipt of the minimum proceeds of this offering, our goal is to deploy our digital entertainment delivery platform in targeted cities in China, including Beijing and Chengdu.

The Company has obtained the necessary business and operating licenses to deploy China’s first national WiMax network.  The Company is currently the only Chinese WiMax carrier with permitted national coverage license granted by the People’s Liberation Army.  The MoqiZone WiMax Network enables direct access between the internet cafes and the content providers and enables a redistribution of profits in China’s online media industry, specifically to the highly fragmented online internet cafés gaming industry.

We believe that the PLA Authorization is the only national WiMax license for the use of 3400-3430 MHz and 3500-3530 MHz radio frequencies using the WiMax technology.  As a result, under our current arrangements, and as long as the PLA Authorization granted to Tai Ji and its authorization to SZ Mellow is retained, we believe that no existing or potential competitor can foreclose our access to any market in China for Internet cafés.  Accordingly, we believe that the Company has access to the necessary business and operating licenses to deploy China’s first national WiMax network in China for Internet cafés.

According to our Cooperation Agreement, dated January 26, 2009, among Tai Ji, SZ Mellow and Shanghai MoqiZone, our China subsidiary may use the 3.5 GHZ radio frequency resources.  We are obligated to pay Tai Ji annual license fees of RMB 2,500,000 for Year 2008, RMB 3,000,000 for Year 2009 and thereafter, each year annual license fee shall be increased by a RMB 500,000 per year based on the previous year annual license fee to a maximum of RMB 7,000,000 per year until the license expires. In addition, Tai Ji will collect a usage fee of RMB 20,000 per year per radio station.  The shareholders of SZ Mellow are Ling Tao, Ling Yong and Wang Yulin.  Ling Tao is our Vice President of New Business Development. See “Management.”  We control SZ Mellow by virtue of the terms and conditions of our “Sina Structure Portal Arrangement” agreements.  See, “Sina Structure Portal Arrangements and Corporate Structure.”  On each occasion, that we or any newly formed subsidiary delivers online content and games through our MoqiZone WiMax Network to Internet cafés in a new city in China, we will do so under an express license and authorization from SZ Mellow.

Our Competitive Advantages

WiMax First Mover Advantage.  We have obtained the rights to use the spectrum ranges from 3,400 to 3,430 MHz, and 3,500 to 3,530 MHz, a total of 60 MHz bandwidth for developing the MoqiZone WiMax Networks in whole of China.  By utilizing this special resource, we are able to invest in Wimax base station machines and install them on roof top of buildings in a way similar to GSM radio stations.  WiMax is in particularly cost effective for the “last mile” wireless internet connection.  It is a mature technology, fast to deploy, and proven stable for fix (non-moving) clients.

Reallocation of Online Gaming Revenues.  Our business is disruptive to the current Online Gaming Industry (presently dominated by online game publishers) as it increases the net economic benefit to the primary value chain participants – the content providers and the Internet cafés.  Under the currently industry value chain the game publisher prepays the content provider and the Internet Data Center (“IDC”), issues the prepaid cards to regional and inner-city distributor and pays marketing and promotion in the internet cafés.  Online gaming revenues are allocated approximately 20% to the content provider, 5%-10% to the IDC host, 16% to the prepaid card distributors, 10% to marketing and promotions, 8% to the Internet cafés and the balance of 36% is retained by the online game publisher.

The MoqiZone Network model provides “last mile” WiMax connectivity, prepaid card distribution and processing and payment. We eliminate the prepaid card distributors, prepay the content provider and the online game publisher, pay the hosting fees for our servers, issue the proprietary prepaid cards, pay for marketing and promotion and pay the Internet cafés. Under our structure, online gaming revenues are allocated approximately 25% to the content provider, 29% to the online game publisher, 3% to marketing and promotions, 13% to the Internet cafés and the balance of 25% is retained by our Company.

Other Benefits to Internet Cafés.  In addition to increasing the Internet Cafés retention of online gaming revenue from 8% to 13% of every industry dollar, the MoqiZone Network benefits the Internet Café’s by eliminating front-end server updates and system administrator costs (thereby lowering operating expenses), offering cash incentives for improved performance, simplifying their operations, and reducing data transmission costs.

Benefits to Content Providers.  The MoqiZone Network benefits the Content Provider by eliminating server storage and bandwidth hosting fees, thus increasing the Content Provider’s retention from 20% to 25% of every industry dollar, and also protects their IP from piracy, streamlines game content updates, provides cash collection transparency, and deters hackers and content piracy via a closed network.

Benefits to Game Publishers.  To publish a game nationwide in China, online game publishers currently need to make negotiation with each individual local telecom companies.  For example Shanda (Nasdaq code:SNDA) is having over 200 server hosting sites in China, which is very costly and hard to control over copyrights.  With our business model, game companies can have one stop shopping with us and can assess all the Internet cafés at one location.

Benefits of Our Prepaid Card.  Currently, each content provider is responsible for the payment and cash collection via prepaid cards sold at Internet café’s and discount stores. Thus a game player and Internet café’s currently purchases multiple prepaid cards to play different games. Our platform uses a proprietary prepaid game card that is game publisher agnostic (i.e. accessible for all games), thereby reducing game card inventory costs for Internet café’s, as well as reducing black marketed discounted prepaid cards and content theft for the Content Provider.

Realtime Reporting.  Our solution shares valuable point of sale (POS) data throughout the network to allow for real-time reporting, customer and payment tracking, and targeted marketing; a service that was previously unavailable to game content providers and publishers and Internet cafés

Access to Extensive Game Content.  In addition to its current arrangements, within 30 days of completion of the Offering, the Company expects to execute content agreements with the major online gaming companies that represent more than 10 million unique concurrent daily users.

Significant Management Experience.  Our management team is comprised of Chinese Gaming Industry veterans, including our Chief Executive Officer and founder Lawrence Cheung who has previous public experience in online Chinese entertainment including the successful IPO of Gamania Digital Entertainment Ltd., the top online game company in Taiwan.  Ray Huang, one of our founders and Vice President of Content Integration, is also one of the founders of JSDway Digital Technology Company Limited, a company incorporated in Taiwan (“JSDway Taiwan”), which is the largest Internet café distribution channel for online game and TV related merchandise in Taiwan, with distribution to over 2,000 Internet cafés in Taiwan and annual revenue over $25.0 million in 2007.  Through our relationship with JSDway Taiwan, we believe that we are able to obtain the best online digital content in Asia.

Key Corporate Objectives

We intend to apply approximately $6.5 million to install the MoqiZone WiMax Network in the cities of Beijing and Chengdu covering approximately 1,300 Internet cafés within four months of completion of the offering. We estimate that an additional $2.0 million will be required to continue the roll-out of our MoqiZone WiMax Network in 12 additional cities during the 12 month period following completion of this Offering, representing over 11,000 Internet Cafés.

   We plan to implement this significant expansion through the following initiatives:

•	Purchase more servers and eliminate online game pre-paid card distributors;
•	Expand to e-commerce selling channel; and
•	Expand to advertising income

Content Providers

 We have already obtained agreements with over 1,500 internet cafes in China to use our services, through promotion of Madam Wu Yan, our company advisor and Chairman of the Internet Café Association (ICA).

The following table lists the names of certain content providers who produce the “Top 25 Games.” Based on our discussions with them and their confirmed interest in accessing the MoqiZone Internet Network, we believe at a large percentage, if not all, of such game producers will enter into agreements with us within 30 days after completion of this offering.  We believe that all of these content providers understand how the MoqiZone Internet café Network can benefit them and can increase their retention of gaming revenue from 20% to 25%.  These content providers had prepaid gaming card revenues of approximately $1.4 billion in 2007 and represent approximately 10.0 million daily concurrent game players.

Content Company	Games

Shanda
The Legend of Mir II, The World of Legend, Magical Land, RO, Dungeons &Dragons Online, Archlord, Latale Online, World Hegemory, Tales of Dragons, The Conqueror, Might and Hero, BNB, Maplestory Online, Crazy Kart, Kungfu Kids, Talesrunner, Shanda Rich Man, Disney Magicboard

Netease	Westward Journey Online II, “Fantasy Westward Journey, Fly for Fun, Westward Journey Online 3, Tian Xia2, World of Warcraft.

Giant Interactive	ZT Online, Giant Online

The 9 City	MU, Soul of The Ultimate Nation, Granado Espada, Joyful Journey West

9 You	O2Jame, Audition, Super Dancer Online, Corum 2, Hunter MM, MJ online, CS-Bomber man

Tencent	QQ games, QQ pets, DNF, QQ Fantasy, 3 Kingdom

Net Dragon	Tou Ming Zhuang Online, Zero Online, Eudemons Online, Era of Faith, Conquer Online, Monster & Me, Way of the Five

Prefect World	Perfect World, Legend of Martial Arts, Perfect World II, Zhu Xian, Chi Bi, Pocketpet Journey West, Hot Dancing Party

Guang Yu Hua	Xia Wen Do, Zheng Ba Tian Xia,Great Journey,Hope OL, God Area, Create World

KingSoft	CQ Online, JX online, JX2 online, The First Myth

CDC Entertainment	Re Xue Jiang Hu online, Hero Kingdom online, Lord of Rings Online, Shaiya, EVE, Mir3, Special Force

Other Content Providers	Other 100 online games, of which we estimate 10% will enter into agreements with the Company

Proprietary Prepaid Card

Traditionally online game revenues are collected through the sale of pre-paid cards issued by each individual game publishing company, which they sell in both virtual and physical form, to third party distributors and retailers, including Internet cafes, as well as, to a lesser extent, through direct online payment systems. In most cases, game publishers receive cash payments from these parties in exchange for delivery of the pre-paid cards.  Online game companies do not provide refunds to these distributors or retailers with respect to unsold inventories of pre-paid cards.

Most online game companies, especially new games, will face the problem that they need to build “trust” to these distributors before their game is launched. As a result, online game companies usually have a hard time pushing their products to distribution channels effectively and efficiently.  With our business model, these new game publishers can join our payment system without exposing the risk of cash collection from their distributers.  At the same time, since our prepaid cards can be used on any games, distributors have less worry and financial risk in stocking up on our cards.

For the pay-to-play subscription-based model, both prepaid cards and prepaid online points provide customers with a pre-specified length of game playing time within a specified period. All prepaid fees received from distributors and end customers are initially recognized as deposits. Revenue is recognized upon activation of the prepaid game cards or online points based on the actual usage of the game playing time by end customers.

For the item-billing revenue model, the customers can play the game for free with limited basic functions. There are also in-game items and premium features sold in the game by consuming online game points, commonly known as “Virtual Items”, which are regarded as value-added services and are rendered over a pre-specified period or throughout the whole game life. The revenue from these Virtual Items is recognized ratably over the estimated practical usage period or throughout the whole game life as appropriate. Future usage patterns may differ from the historical usage patterns on which the item-billing revenue model revenue recognition is based.

Virtual item trading between gamers can be secured by using our card together with an online payment system.

Our Business Model Economics

The following table compares the estimated and anticipated allocation of revenues paid by online game players at Internet cafés who purchase prepaid game playing cards under current arrangements in China and as expected commencing in 2009 and thereafter from the use of the MoqiZone WiMax Network.

	MoqiZone Internet Network	Current Revenue Model

Allocation of Revenues	Revenue Share Percentage	Revenue Share Percentage

Online game software provider	25%	20%

Online game publisher	29%	36%

Telecom Internet data center	0%	5%

Regional prepay card distributor	0%	8%

Inner-city prepaid card distributor	0%	8%

Regional marketing and promotions	3%	10%

Internet café income	13%	8%

MoqiZone revenue retention	25%	0%

Taxes	5%	5%

Total	100%	100%

There will be no charge to Internet cafés in China for all data transmission on the MoqiZone WiMax Network.  We believe that this will provide a significant direct benefit to internet café owners because Internet cafés currently pay internet data transmission charges of approximately RMB 40,000 to 60,000 per month to China Telecom.  This is the single largest cost element for Internet café operators in China after their rental fee.

As part of China policy, Governing body needs to control content.  Currently open internet exposes internet cafés to high risk of hackers and political news groups.  Our MoqiZone WiMax Network is able to provide them all the necessary tools to meet government’s objectives.

The MoqiZone WiMax Network comes with a POS system for all online games.  This system is similar to any internet bank system, so that each game player, content provider, and Internet café will be able to assess online for their billing and profit sharing detail similar to bank statements.  This way each party will have an accurate reporting on billing and profit sharing, and it is easy to manage.

Currently the content publisher pays China Telecom, the Internet Data Center (IDC), for server storage and bandwidth costs.  This is one of the top cost items for publishing online game.  The total cost per month can be as much as 20% of gaming revenue. The MoqiZone Network eliminates the server and bandwidth costs for the content publisher as we pay the IDC for hosting costs. The reason we are able to offer this business term to the content provider is that we do not have to bear the cost to assess the Internet as we have our own network to connect directly to all Internet cafés.  Conventional IDC’s biggest cost is Internet bandwidth costs.  Therefore, we believe that we will be able to capture this extra 20% of gaming revenue and pays IDC hosting cost for less than 1% for physical floor area rental only.

One of the current big challenges for online game companies is to control the final retail price for their pre-pay cards.  As this product has no differentiation from who a game player buys it from, price cut strategy is usually used in order to sell as many cards as possible.  Therefore Internet café or grocery stores are currently both unable to earn their profit margin for selling these prepay cards in store.  Our system is different, we only reward high percentage when a user consume in the game at the café, then the café will get the commission regardless where the end user pay for the pre-paid cards. Under this system, better performing internet cafés are rewarded with bonuses so they have an incentive to make promotion and encourage gamers to spend more to buy virtual items at the café.

We also offer a profit sharing platform detailing all the transaction for game companies so that they know exactly when and where their users spend their money.  This information will be crucial for online game companies to improve their service and marketing activity.  Currently no telecom company is able to provide such figure to online game companies. Game companies also will be able to know the performance for their sponsored Internet cafes.

Game Industry without MoqiZone

Game Industry with MoqiZone

Research and Development

We have developed an online e-payment system to manage profit sharing information among content providers, internet cafés, and promoters.  Game players also have “pre-paid” accounts with MoqiZone.  MoqiZone has total ownership over the payment system.  Although we do not have any proprietary technology for WiMax, we will integrate existing technology to manage our network as required.

Customers and market potential

The China Internet Network Information Centre estimates that China has 120 million unique online gamers.  The industry is expected to have a 3-year compounded annual growth rate of 28.16% and grow from $2.85 billion to $6 billion in 2011. With the second biggest population of internet users (often in China referred to as Netizens) of 210 Millions in 2007, 120 Million are online gamers.

(source: CNNIC, China Internet Network Information Centre,
http://www.efluxmedia.com/news_China_Has_200_Million_Netizens_13010.html)

According the New York Times, “China Surpasses U.S. in Number of Internet Users”, 7/26/08 by David Barboza

•	China said the number of Internet users in the country reached about 253 million last month (June 2008), putting it ahead of the United States as the world’s biggest Internet market.

•
The number of Internet users jumped more than 50 percent, or by about 90 million people, during 2007, said the government-controlled Chinese Academy of Sciences. The new estimate represents only about 19 percent of China’s population, underscoring the potential for growth.

•
The survey found that nearly 70 percent of China’s Internet users were 30 or younger, and that in the first half of this year, high school students were, by far, the fastest-growing segment of new users, accounting for 39 million of the 43 million users during the period.

There are about 150,000 licensed internet café in China, with a minimum of 100 sets of PC each café (this is a license requirement).  The top three applications in any internet café are: 1 online game, 2 Instant messaging and online chatting, 3 online TV / Movie.  Each set of PC is shared by three users each day in internet café, and this has covered 45 millions unique users per day.

According to public information available from several NASDAQ and Hong Kong Stock Exchange listed online game companies in China, the Average revenue per user per month (ARPU per month) for each gamer in China is in the range of USD 5 to USD 40 per game depending on the game.  Item-Billing business model often leads to a higher ARPU figures (please refer to online game publisher Giant, Nasdaq code: GA)

Our MoqiZone WiMax Network Deployment Strategy

The following table sets forth our strategy for installing our MoqiZone WiMax Network throughout China over the next three years.  Our ability to achieve these goals is subject to receipt of approximately $25.0 million in financing over such period, including the maximum proceeds of this Offering.

Year	Cities	Cumulative Internet Cafés	Cumulative Cities	MoqiZone Network coverage as a % of total Internet Cafés

2009	Beijing, Chengdu, Hangzhou, Nanjing, Suzhou, Chongqing, Yangzhou, Zhengjang, Jinhua, Ningbo, Kunming, Fozhou, Xiameng, Qingdao, Jinan	11,400	13	7.5%

2010	Shanghai, Guangzhou, Shenzhen, Zhauhai, Dongguan, Nanning, Hefei, Wuhu, Wuhan, Changsha, Xian, Shijiazhuan, Shenyang, Dalian, Harbin, Guaizhou, Wenshou, Wuxi, Changshou, Nanchang, Lanzhou, Zhengshou, Luoyang, Datong, Hainan	20,206	40	13.5%

2011	Seven cities per month	35,000	124	23.0%

After completion of this offering, our deployment strategy includes initially focusing in the first 90 days on Beijing with a roll-out to cover between 50 to 100 Internet cafés per month, the City of Chengdu in the fourth month and an additional 11 targeted cities over the next six months.

Our cost analysis indicates that it will cost approximately $121,400 to deploy our MoqiZone WiMax Network system to service 100 Internet cafés.  Estimated costs per 100 Internet cafés include establishment of approximately two base stations, installation of CPE receivers at each of the 100 Internet café locations, purchase and installation of five content servers, payment of Internet Data Center rack rent, implementation and maintenance expenses. Our deployment process includes obtaining letters of intent from the Internet cafés in a given city or area, GPS data collection, determination of the required number and installation of base stations and simultaneously setting up regional service centers, offices and IDCs.

Once our MoqiZone Internet WiMax Network is established, a game player purchases our prepaid card from the Internet café, clicks on our logo, inputs his password, logs in to his personal account and “clicks and plays.”

Competition

Although we have no direct competitor using our WiMax Network model, we will be competing with some of the larger game providers in the PRC, most of which have substantially greater revenues and financial resources than our Company.

As some of the functions in the current online game industry chain can be replaced by our MoqiZone Network, we believe that some parties who are currently fulfilling certain functions in the online game distribution chain functions might be affected in some ways.

Wholesale distributors:

Due to the large physical area of China, most online game companies will use agents or middle man to help them to distribute their pre-paid card to retailers and internet café.  These middle-men will be eliminated in our business model.  They are currently earning a few % in pre-paying online game company and took a stock risk.  These distributors will continue to exist and has no direct impact to our business. Major wholesale distributors in China include: Junnet; www.untx.com; SIFANG TECHNOLOGY and Federal Soft.

Internet Data Center, or Server Farms:

As we provide for “free of charge” services for online game companies who hosts their game server in the MoqiZone Wimax network, traditional IDC may lost some of their server hosting business from online game companies.  Currently most independent IDC are running at low profit as their bandwidth costs is controlled by the top 3 telecom providers in China.  For those IDC owned by Telecom companies, they only service for their local broadband client, never go national.  They also do not provide special services for big users such as internet café.

Last mile internet connection providers (ADSL/T1)

We will take away some internet traffic for online games, and therefore internet café can reduce their bandwidth requirement from their current telecom providers.  Internet café still need T1 lines to service non-game functions for users, and they will keep a smaller ADSL line with their local telecom companies.  Broadband service provision to internet café is a very small portion of income sources for any local telecom companies, and it is very unlikely that we will be able to significantly affect their revenue.

Employees

After the Share Exchange, we shall have 1 executive officer.  Over the next 12 months we expect to add approximately four technical, marketing, finance and administrative personnel.

Item 2.  Management’s Discussion and Analysis or Plan of Operation

We did not conduct any operations during periods up through the date of the Share Exchange.  However, we have included elsewhere in this report the historical financial statements of MobiZone Hong Kong, which is indirectly owned by our recently acquired subsidiary, MoqiZone Cayman, including a balance sheet at March 31, 2009 and December 31, 2008.  As of March October 30, 2007, MoqiZone Cayman owned 100% equity interest in Shanghai MoqiZone through its wholly owned subsidiary MobiZone Hong Kong.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of MobiZone Hong Kong and its Shanghai MoqiZone subsidiary for the fiscal years ended December 31, 2008 and 2007 and for the three month period ended March 31, 2009 and 2008 and should be read in conjunction with such financial statements and related notes included in this report.

Overview

Through our Shanghai MoqiZone subsidiary, we provide a digital entertainment delivery platform that delivers online content and games to internet cafes in China via our proprietary MoqiZone WiMax Network.  Our primary business focus is to provide content delivery to the viral online gaming market and connect game players to online content providers.  We provide “last mile” connectivity to internet cafés through our own proprietary MoqiZone WiMax Network. There are currently over 150,000 licensed internet cafés in China, each with not less than 100 personal computers, or PCs – the minimum number of computers required for an internet café license in China.  This means that not less than 15.0 million potential game players may be accessing online content and games at any point in time. We collect cash from game players through prepaid game cards that provide cafes, game providers and ourselves with real time reporting and customer tracking, and distribute customer payments among internet cafés, online game providers and marketing promotion companies.  Subject to receipt of the maximum proceeds of this offering, our goal is to deploy our digital entertainment delivery platform in the first three targeted cities initially in China, including Beijing, Chengdu and Zhengzhou.

On October 31, 2007, the Communications Resource Management Office of the General Staff Department of Communication of the People’s Liberation Army of China, or PLA, granted to Beijing Tai Ji Tong Gong Electronic Technology Co., Ltd. (“Tai Ji”), an authorization (the “PLA Authorization”), for the exclusive use for commercial purposes throughout China of 3400-3430 MHz and 3500-3530 MHz army radio frequencies belonging to the PLA.  Subject to completion of this Offering, Tai Ji has agreed to authorize Shenzhen Mellow Technology Limited, a PRC corporation (“SZ Mellow”) to use the PLA Authorization exclusively in the PRC for Internet café network deployment purposes.  On each occasion, that we or any newly formed subsidiary delivers online content and games through our MoqiZone WiMax Network to Internet.

Reorganization

On March 15, 2009, we entered into a Share Exchange Agreement with MoqiZone Cayman, Cheung Chor Kiu Lawrence, the principal shareholder of MoqiZone Cayman (“Cheung”), and MKM Capital Opportunity Fund Ltd. (“MKM”), our principal stockholder (the “Agreement”).  MoqiZone Cayman is the record and beneficial owner of 100% of the share capital of MobiZone Hong Kong and MobiZone Hong Kong is the record and beneficial owner of 100% of the share capital of Shanghai MoqiZone.  On June 1, 2009, pursuant to the Agreement, and as a result of MoqiZone Hong Kong’s receipt of approximately $4,345,000 in gross proceeds from our private financing, we acquired all of the issued and outstanding capital stock of MoqiZone Cayman in exchange for the issuance to Cheung and the other shareholders of MoqiZone Cayman of 10,743 shares of our sought to be created Series B convertible preferred stock.

As a result of the transactions described above, we became the record and beneficial owner of 100% of the share capital of MoqiZone Cayman and therefore own 100% of the share capital of MobiZone Hong Kong and Shanghai MoqiZone indirectly.

Liquidity and Capital Resources

As of December 31, 2008, we had negative working capital of approximately US$1.17 million, including cash and cash equivalents.  On June 1, 2009, we received net proceeds of approximately US$3,637,000 after the payment of certain financing related commissions and certain non-financing related expenses.

Net cash used in operating activities was approximately US$71,000 for the fiscal year ended December 31, 2008 as compared to approximately US$16,000 for the fiscal year ended December 31, 2007.

Net cash used in investing activities for the fiscal year ended December 31, 2008 totaled approximately US$158,000 and related to the acquisition of property and equipment. Net cash used in investing activities for the fiscal year ended December 31, 2007 totaled approximately US$40,000 and related to the acquisition of property and equipment.

Net cash provided by financing activities for the fiscal year ended December 31, 2008 totaled approximately US$210,000.  Net cash provided by financing activities for the fiscal year ended December 31, 2007 was approximately US$98,000.  The increase in net cash provided by financing activities in the 2008 period was primarily the result of financings from convertible notes payable, capital contribution offset by the issuance of a note receivable.

On June 1, 2009, we completed a private financing of $ 4,345,000, with 10 accredited investors (the “Financing”), which includes $300,000 that we received in October 2008 pursuant to a Convertible Loan Agreement with two accredited investors (the “Convertible Notes”); the Convertible Notes automatically convert into the same securities issued to the investors pursuant to the Financing.  The net proceeds from the Financing were approximately $$3,637,000.  Consummation of the Financing was a condition to the completion of the Share Exchange.  The securities offered in the Financing were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, MoqiZone Cayman, Cheung, MKM and each of the purchasers thereto (the “Investors”).  Pursuant to the Purchase Agreement, we issued a total of approximately 435 Units of securities consisting of (a) $10,000 of 8% exchangeable convertible notes of MobiZone Hong Kong due March 31, 2011 (the “Notes”), (b) three year Class A callable warrants (the “Class A Warrants”) to purchase 2,778 shares of common stock of Trestle, at an exercise price of $2.50 per share, and (c) three year Class B non-callable warrants (the “Class B Warrants”) to purchase 2,778 shares of common stock of Trestle at an exercise price of $3.00 per share.  The exercise prices of the Warrants are subject to weighted average and other anti-dilution adjustments. Pursuant to the sale of approximately 435 Units, we issued an aggregate of approximately $4,345,000 of Notes, Class A Warrants to purchase up to 1,206,948 shares of common stock and Class B Warrants to purchase up to 1,206,948 shares of common stock will be issued.  The Notes were and will be issued by MobiZone Hong Kong and the Warrants will be issued by Trestle.

Although we expect that the net proceeds of the private placement described above, together with our available funds and funds generated from our operations will be sufficient to meet our anticipated needs for 12 months, we may need to obtain additional capital to continue to grow our business. Our cash requirements may vary materially from those currently anticipated due to changes in our operations, including our marketing and distribution activities, product development, expansion of our personnel and the timing of our receipt of revenues.  Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance.  There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us or at all.

Critical Accounting Policies and Estimates

Our financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Going Concern

The financial statements included in this report have been prepared assuming that the Company will continue as a going concern. The Company has sustained a loss since inception of approximately $1,230,533 and the Company has not earned any revenues from operations since inception. In addition, the Company has a working capital deficiency of roughly $1,169,195 as of December 31, 2008.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Presentation - Development Stage Company

The Company has been obtaining the requisite approvals from the Chinese government and since inception, has not earned any revenue from operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise”, as set forth in Financial Accounting Standards Board Statement No. 7 (SFAS 7").  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations and other comprehensive income (loss), owner’s equity and cash flows disclose activity since the date of the Company’s inception.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Cash

The Company maintains cash and cash equivalents with financial institutions in the PRC which are not insured or otherwise protected.

Property and equipment

Property and equipment are recorded at cost.  Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method.  The Company purchased equipment and software in 2008 and 2007 and will start depreciation when they are placed in service.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Computer software

Purchased computer software for internal use is capitalized and amortized over its estimated useful live starting when it is placed in service.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carry forwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Currency translation

Since the Company operates solely in the PRC, our local currency, Renminbi (RMB), is our functional currency.    Assets and liabilities are translated into U.S. Dollars at the yearend exchange rates and records the related translation adjustments as a component of other comprehensive income (loss).  Revenue and expenses are translated using average exchange rates prevailing during the period.  Foreign currency transaction gains and losses are included in current operations.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition

Substantially all of our revenues are collected through the sales of pre-paid cards, which we sell in both virtual and physical form, to third party distributors and retailers. When operating games under the time charge revenue model, the subscription fees from distributors or retailers are deferred when received and revenue is recognized based upon the actual usage of time units by the users.

For certain games, players can access the game free of charge but must pay for in-game premium features. In this case, sales of prepaid cards and online direct payment are booked as deferred revenue when received and revenue is recognized over the life of the premium features users purchase or as the premium features are consumed.

Deferred revenues include the value of the prepaid cards which were sold but not yet activated by users within our published expiration policy, and the value of the prepaid cards which were sold and transferred to game accounts but not yet consumed within our published expiration policy. Both are collectively referred to as deferred revenues from expired cards. In accordance with our published expiration policy and our belief that the likelihood of our being required to render online game services in connection with these expired card to be remote, therefore, we recognized revenues for pre-paid cards which are sold but not yet activated six and twelve months after the pre-paid cards are sold, for virtual pre-paid cards and physical pre-paid cards, respectively. For the deferred revenues which were deposited in game account but not yet consumed, we recognize them as revenues after the game accounts remain inactive for certain period of time, specifically, seven months for both of types of games.

Income Tax/Sales Tax

Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gains. In addition, payment of dividends by us is not subject to withholding tax in the Cayman Islands.

Under the current Hong Kong Inland Revenue Ordinance, Mobizone Hong Kong is subject to 17.5% income tax on its taxable income generated from operations in Hong Kong. Additionally, payments of dividends by Mobizone Hong Kong to us are not subject to any Hong Kong withholding tax.

The new Enterprise Income Tax Law (or EIT Law) imposes a unified income tax rate of 25.0% on all companies established in China. Shanghai MoqiZone and SZ Mellow are subject to 25% PRC income tax.  Under the new EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered as a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25.0% on its global income. The new EIT Law, however, does not define the term “de facto management bodies.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our global income will be subject to PRC income tax at a tax rate of 25.0%.

With the introduction of the EIT Law, China has resumed imposition of a withholding tax (10.0% in the absence of a bilateral tax treaty or new domestic regulation reducing such withholding tax rate to a lower rate).  As Mobizone Hong Kong is the sole shareholder of Shanghai MoqiZone, the dividends from Shanghai MoqiZone may be taxed at a reduced withholding tax rate of 5% per the Double Tax Avoidance Arrangement between Hong Kong and Mainland China.

Our PRC companies are subject to PRC business tax. We primarily pay business tax on gross revenues generated from online game operations, rentals, service fees and license fees. Our PRC operating companies pay business tax on their gross revenues derived from online game operations at a rate ranging from 3% to 5%, and this business tax is deducted from total revenues. In addition, our PRC subsidiaries pay a 5% business tax on the gross revenues derived from their contractual arrangements with our PRC operating companies, and these taxes are primarily recorded in operating expenses in accordance with our accounting policy.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Results of Operations

The following table shows the results of our business.  All references to the results of operations and financial condition are those of Mobizone Holdings Limited.

Comparison of Fiscal Year Ended December 31, 2008 and 2007

Year Ended December 31	2008	2007
Revenues	US$0	US$0
Cost of revenues	US$0	US$0
Gross profit	US$0	US$0
Selling, general and administrative expenses	US$913,157	US$317,068
Other income (expense)	US$(325)	US$17
Income taxes	US$0	US$0
Net profit (Loss)	US$(913,482)	US$(317,051)
Foreign currency translation adjustment	US$(5,577)	US$889
Comprehensive income (Loss)	US$(991,059)	US$(316,162)

Revenues.  Total revenues for the year ended December 31, 2008 were $0.  This is unchanged from total revenue of $0 for the period from inception (August 29, 2007) to December 31, 2007.

Operating Expenses.  Operating expenses were approximately US$913,000 for the year ended December 31, 2008 as compared to approximately US$317,000 for the period from inception (August 29, 2007) to December 31, 2007, an increase of approximately US$596,000 or 188%.  Since the Company was only established in September 2007, the increase was mainly due to the company operating for entire 12 months of 2008 as opposed to 4 months in the previous year.  Management expects that operating expenses will continue to rise as we work to expand our operations.

Other expense.  Interest income was approximately US$240 for the year ended December 31, 2008, and US$17 for the period from inception (August 29, 2007) to December 31, 2007.  Loss on foreign currency transactions was roughly US$565 for the year ended December 31, 2008, as compared to nil for the period from inception (August 29, 2007) to December 31, 2007.

Net loss.  Net loss was approximately US$913,000 for the year ended December 31, 2008, as compared to net loss of approximately US$317,000 for the period from inception (August 29, 2007) to December 31, 2007, an increase of US$596,000.  The increase in the net loss was mainly due to the fact that since the Company was only established in September 2007, the increase was mainly due to operations for the entire 12 month period in 2008 as opposed to 4 months in 2007.

Foreign Currency Translation Adjustment.  Our reporting currency is the US dollar.  Our local currency, Renminbi (RMB), is our functional currency.  Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to a loss of US$5,577 and a gain of $889 as of December 31, 2008 and 2007 respectively.

Comprehensive Loss.  As a result of the above, the comprehensive loss, which adds the currency adjustment to Net Income, were roughly US$919,000 for the year ended December 31, 2008, as compared to the comprehensive loss of approximately US$316,000 for the period from inception (August 29, 2007) to December 31, 2007, an increase of US$603,000.

Comparison of results for the three months ended March 31, 2009 to the three ended March 31, 2008.

Three months ended March 31,	2009	2008
Revenues	US$0	US$0
Cost of revenues	US$0	US$0
Gross profit	US$0	US$0
Selling, general and administrative expenses	US$405,289	US$191,831
Other income (expense)	US$176	US$242
Income taxes	US$0	US$0
Net profit (Loss)	US$(405,113)	US$(191,589)
Foreign adjustment	US$(4,937)	US$(298)
Comprehensive income (Loss)	US$(410,050)	US$(191,887)

Revenues.  Total revenues for the three months ended March 31, 2009 were $0.  This is unchanged from total revenue of $0 for the three months ended March 31, 2008.

Operating Expenses.  Operating expenses were approximately US$405,000 for the three months ended March 31, 2009, as compared to approximately US$192,000 for the three months ended March 31, 2008, an increase of approximately US$213,000 or 111%.  The increase was mainly due to the consolidation of the Company’s operation in January 2009 and legal expenses, due diligence expenses and other professional expenses in relation to the financing.

Other expense.  Interest income was approximately US$176 for the three months ended March 31, 2009, and US$6 for the three months ended March 31, 2008.  Loss on foreign currency transactions was roughly US$0 for the three months ended March 31, 2009, as compared to US$236 for the three months ended March 31, 2008.

Net loss.  Net loss was approximately US$405,000 for the three months ended March 31, 2009, as compared to net loss of approximately US$192,00 for the three months ended March 31, 2008, an increase of US$213,000.  The increase in the net loss was mainly due to the consolidation of the Company’s operations in January 2009 and legal expenses, due diligence expenses and other professional expenses in relation to the financing.

Foreign Currency Translation Adjustment.  Our reporting currency is the US dollar.  Our local currency, Renminbi (RMB), is our functional currency.  Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to a loss of US$4,937 at March 31, 2009 and US$298 at March 31, 2008.

Comprehensive Loss.  As a result of the above, the comprehensive loss, which adds the currency adjustment to Net Income, were roughly US$410,000 for the three months ended March 31, 2009, as compared to the comprehensive loss of approximately US$192,000 for the three months ended March 31, 2008, an increase of US$218,000

Description of Property

We maintain offices in the cities of Beijing, Shanghai, Shenzhen and Hong Kong.  In Beijing, we have our technical and government relationship office.  In Shanghai we have our marketing and operating office, and in Shenzhen (in Guangdong province) we have an office for software and system development, as well as issuing our pre-paid cards.  We maintain a corporate, finance and administrative office in Hong Kong.  We lease all of our office facilities and do not own any real property.

Security Ownership of Certain Beneficial Owners and Management And Principal Stockholders

As of May 29, 2009, we had a total of 179,115,573 shares of common stock.  Pursuant to the Share Exchange, the Financing and the contemplated Reverse Stock Split, we will have a total of 13,860,684 shares of common stock issued and outstanding.

The following table sets forth, as of May 29, 2009: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned before and after the Share Exchange; and (b) the names and addresses of each director and executive officer before and after the Share Exchange, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the Share Exchange. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from May 29, 2009.

Pursuant to the terms of the Share Exchange Agreement, Eric Stoppenhagan resigned as our Interim President, effective immediately.  All of our current directors tendered their resignation as our directors, which resignations shall be effective on the tenth day after mailing of a Schedule 14f-1 pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended to our stockholders.  Our Board of Directors appointed Cheung Chor Kiu Lawrence (Lawrence Cheung) to serve as the Chairman of our board and our Chief Executive Officer effective as of the close of the Share Exchange, and nominated Benjamin Chan to serve as our other director with such appointment to be effective on the tenth day after mailing the Schedule 14f.

Unless otherwise noted, the principal address of each of the directors, officers and director nominee listed below is Unit Nos. 301-02, New East Ocean Centre, No. 9 Science Museum Road, T.S.T., Kowloon, Hong Kong.

Name	Amount and Nature of Beneficial Ownership Before the Share Exchange	Percentage of Outstanding Shares Before the Share Exchange (1)	Amount and Nature of Beneficial Ownership After the Share Exchange(2)		Percentage of Outstanding Shares After the Share Exchange (2)
Eric Stoppenhagan(3)	50,000	*	196		*

Strategic Turnaround Equity Partners, LP (4)	44,994,000	25.12%	176,794		*

MKM Opportunity Master Fund, Ltd (5)	125,858,000	70.27%	772,308	(6)	5.57%

Cheung Chor Kiu Lawrence (Lawrence Cheung)	-	-	9,872,867	(7)	71.23%

Benjamin Chan	-	-	-		-

All Directors, Executive Officers and Director Nominees before the Share Exchange, As a Group	90,049,772	62.86%	-		-

All Directors, Executive Officers and Director Nominees after the Share Exchange and after the Effective Date of this Schedule, As a Group	-	-	9,872,867		71.23%

* Less than one percent
(1)	The numbers in this column are based on 179,115,573 shares outstanding.
(2)
The numbers are based on 13,860,684 shares outstanding, which represents the number of shares the Company has outstanding after the Share Exchange, the Financing (except for shares underlying the Warrants issued pursuant to the Financing) and the Reverse Split.

(3)	Mr. Stoppenhagan’s address is c/o Trestle Holdings, Inc., P.O. Box 4198, Newport Beach, CA 92661-4198.
(4)
The person having voting, dispositive or investment powers over Strategic is Bruce Gallaway, Authorized Agent.  The address of Strategic is c/o Trestle Holdings, Inc., P.O. Box 4198, Newport Beach, CA 92661-4198.

(5)
The person having voting, dispositive or investment powers over MKM is David Skirloff, Authorized Agent.  The address of Strategic is c/o Trestle Holdings, Inc., P.O. Box 4198, Newport Beach, CA 92661-4198.

(6)
This number represents: (i) 494,530 shares of Common Stock MKM held in Trestle prior the Share Exchange, assuming the Reverse Split is effected; and (ii) an aggregate of 277,778 shares of common stock underlying the Series A Preferred Stock that MKM shall receive upon cancellation of the Notes they  received pursuant to the Financing.

(7)
After the Share Exchange, 900,000 of Mr. Cheung’s shares are subject to an escrow agreement pursuant to which such shares are to be released back to Mr. Cheung and/or to the Investors of the Financing, based upon certain performance targets as set forth in the Share Exchange Agreement dated March 15, 2009.  In addition, Mr. Cheung intends to transfer certain percentages of the remaining 8,972,867 shares to the following persons, subject to such persons achieving certain performance requirements under agreements to be entered into on or prior to consummation of the Reverse Split. These proposed transfers and the prospective transferees are as follows: approximately 560,927 shares to Goodstand Holdings, Ltd., a company currently owned by Mr. Cheung, the shares of which will be transferred to Sam Huang – the Company’s Chief Technical Officer; approximately 532,364 shares to Gracehigh International, Ltd. a company currently owned by Mr. Cheung, the shares of which will be transferred to Ling Tao – the Company’s Vice President of New Business Development; approximately 2,454,607 shares to Cheerman Investment Ltd., a company currently owned by Mr. Cheung, the shares of which will be transferred to Zhang Xin Hua – the Company’s General Manager; approximately 656,646 shares to Bright Clever Holdings Ltd., a company currently owned by Mr. Cheung, the shares of which will be transferred to Zheng Wei; approximately 400,000 shares to Ng Ka Lam – Vice President of System Control; approximately 704,008 shares to Ray Huang – Vice President of Content Integration; approximately 795,687 shares to Chan Wai Kit Benjamin – the Company’s Vice President of Finance; approximately 340,000 to On Yee Corrina Ma; and approximately 172,767 shares to His-Kuang Lu Lo.  After these transfers, Mr. Cheung will continue to own approximately 2,355,861 shares (approximately 17%).

As a result of consummation of the transactions under the Share Exchange Agreement, Trestle owns 100% of the capital stock of MoqiZone Cayman which, in turn owns 100% of the capital stock of MobiZone Hong Kong and its wholly-owned Shanghai MoqiZone subsidiary.  The former stockholders of MoqiZone Cayman own an aggregate of 10,743,000 shares of Trestle common stock or approximately 95% of its outstanding Trestle common stock after giving effect to the transactions under the Share Exchange Agreements but before giving effect to dilution resulting from the conversion by investors of any of their shares of Series A Preferred Stock or the exercise of any of the Warrants issued and to be issued in the MobiZone Hong Kong Unit offering.

Directors and Executive Officers

The following discussion sets forth information regarding the executive officers of Trestle and the MoqiZone Group as at the date hereof.  Persons serving as our directors prior to the Share Exchange tendered their resignations, which are expected to become effective on the tenth day after the mailing of a Schedule 14f-1 Information Statement to our stockholders. Our sole executive officer resigned immediately prior to the Share Exchange.  Our Board of Directors appointed Cheung Chor Kiu Lawrence (Lawrence Cheung) to serve as the Chairman of our board and our Chief Executive Officer effective as of the close of the Share Exchange, and nominated Benjamin Chan to serve as our other director with such appointment to be effective on the tenth day after mailing the Schedule 14f.  The officers and directors to take effect after the Share Exchange were not affiliated with us prior to the Share Exchange.

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.  There are no family relationships among our directors and executive officers. Provided below is a brief description of our director’s business experience during the past five years and an indication of directorships he/she has held in other companies subject to the reporting requirements under the Federal securities laws.

Officers and Directors Before the Share Exchange

Name	Age	Position(s) with Trestle
Eric Stoppenhagen	35	Interim President and Secretary
Gary Freeman	41	Director
Steven Walin	52	Director
David Skirloff	43	Chairman of the Board

ERIC STOPPENHAGEN was appointed President and Secretary in September 2006. From June 2003 to September 2006, Mr. Stoppenhagen served as Vice President of Finance for Trestle Acquisition Corp.  Mr. Stoppenhagen has served in an executive capacity for several other public and private companies; including President of Trist Holdings, Inc., and Chief Financial Officer of Jardinier Corporation.  He holds a Juris Doctorate and Masters of Business Administration both from George Washington University.  Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University. Mr. Stoppenhagen is a certified public accountant.

GARY FREEMAN was elected Co-President and Chief Financial Officer of the Company in January 2003, and resigned the position of Co-President in September 2003 and Chief Financial Officer in July 2004. Mr. Freeman is currently a Partner in Beach, Freeman, Lim & Cleland, LLP’s Audit and Accounting services division. Mr. Freeman also serves as a director of GVI Security Solutions, Inc., a position on which he has served since October 2006, and Trist Holdings, Inc., a position on which he has served since July 2007. In conjunction with various consulting engagements, Mr. Freeman has assumed interim senior level management roles at numerous public and private companies during his career. Mr. Freeman was Vice President and director of Kellogg & Andelson, a Southern California based public accounting firm. In 2000, Mr. Freeman co-founded Catalyst Business Systems, a consulting firm, which merged with Kellogg & Andelson in 2002. From 1990 to 2000, Mr. Freeman worked at BDO Seidman, LLP in various capacities, including as a partner from 1998 to 2000.

STEVEN WALIN is the Chief Executive Officer and a Director of GVI Security Solutions, Inc., a position in which he has served since March 2006. Mr. Walin has over 20 years of experience in the security industry. Most recently, from April 2003 until his appointment as Chief Executive Officer of GVI Security Solutions, Inc., Mr. Walin served as the President of GE Security Enterprise Solutions, a division of General Electric Company that provides security solutions, including video monitoring, intrusion and access control systems. Prior to his employment with GE, from July 2001, Mr. Walin served as the Senior Vice President - North America Security for the Security Systems Division of Siemens Building Technologies. Prior to that, Mr. Walin had been the President and Chief Operating Officer of Securities Technology Group, Inc. until it was acquired by Siemens in July 2001.

DAVID SKRILOFF is Portfolio Manager of MKM Capital Advisors, LLC.  Previously, he was a managing director at Vision Capital Advisors, LLC, a position he has held since January 2006. Prior to Vision, Mr. Skriloff was a managing director at Duncan Capital, from January 2004 to December 2005. Before Duncan, Mr. Skriloff was EVP of Business Development for Millivision, Inc. from September 2001 to December 2003. Mr. Skriloff earned a BS in Electrical Engineering from Carnegie-Mellon University in 1987 and an MBA from NYU in 1992.

Officers and Directors pursuant to the Share Exchange

Name	Age	Position
Lawrence Cheung	40	Chief Executive Officer and Chairman of the Board
Benjamin Chan	35	Vice President of Finance and Director

Lawrence Cheung, CEO.  Mr. Cheung is an expert in online entertainment business in China with extensive senior management experience including successful IPO of Gamania, the top online game company in Taiwan. He served as COO for Gamania Digital Entertainment Ltd in 2002 and director of MobiChannel Ltd subsequently. He founded the first interactive TV company and foreign ISP in Shanghai to deliver video online in 1998.  He had worked as Finance Director of J Walter Thompson Advertising Ltd. in 1996 and Audit Manager at KPMG Shanghai since 1994. He has a BSC with honors from University of Bradford, England, and 3 years Chartered Accountants Training in England (ICAEW)

Benjamin Chan, Vice President of Finance and Director. Mr. Chan is responsible for the finance of the Company, including investor relationship and lining up strategic partners and investors for the company’s future business development.  Benjamin Chan joins the board with a strong legal background.  He is a qualified Australian barrister and solicitor and has practiced in the telecom media and technology sector. His professional highlights include the successful tendering of the first pay television broadcasting license in Hong Kong as well as involving into many other local listing activities.  He was also a corporate consultant with various listed companies in Hong Kong from 2000 to 2003. Benjamin holds a Bachelor of Commerce Degree, majoring in finance and account, and a Bachelor of Laws Degree from the University of Melbourne, Victoria, Australia.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Xin Hua Zhang, General Manager.  Mr. Zhang is a director of Tai Ji Tong Gong, and formerly the chief representative of Beijing Quantum Limited Mr. Zhang graduated in 1984 from Beijing Postal and Telecom University with a major in computing and communication.  He was the founder of Beijing Wei Wan Communication Ltd which specialized in personal mobile data communication and paging.  Previous employment includes general manager of network development division of Jin Zhong Hua of the Xin Tai Group, Executive manager of Beijing Yitelian, and communication equipment factory manager in BJ Electronics Development Ltd.

Sam Huang, CTO Network. Mr. Sam Huang was formerly CTO of Beijing Quantum deploying 3.5GHz WiMax technology and has over 10 years experience in network management and planning. He was the deputy general manager in Wai Te Mobile Communication Ltd., prior to telecom industry, he was the investment manager for Hong Kong Macau Investment Group, and Manager for Hangzhou mechanical tools factory. Mr. Huang has a degree in material engineering.

Ray Huang, Vice President of Content Integration. Mr. Ray Huang is one of the founders of JSDway Digital Technology Company Limited in Taiwan, and a current MoqiZone indirect shareholder.  JSDway Taiwan is the biggest Internet Café distribution channel for online game and TV related merchandise in Taiwan, with annual revenue over NT 1,000 millions.  Through JSDway Taiwan’s ownership in the Company, we believe that we are able to obtain the best online digital content in Asia.

Calvin Ng,   Chief Information Officer.  Formerly the founder of Green Digital, the biggest Internet Café association in China representing China Telecom’s Internet Café chain, Mr. Ng has over 6 years in the internet café business in China and has developed software which is used in most internet cafés in China.

Ling Tao, Vice President of New Business Development. Prior to joining us, Mr. Ling was the general manager for CYNT Consultant Ltd and CEO of Mingxuan Technology Company Limited, which is a national licensed ISP in China. He received a BSC from Beijing Information Engineer College & Computer Sciences. He is also one of the shareholders of SZ Mellow.

Chris Wong, VP of Sales & Marketing. Mr. Wong has extensive online gaming experience in Greater China. Previously, he worked for Shanda Networking and developed several online game businesses in China. He is a consultant in the “Society of Industry Leader” for Vista Research, a business of Standard & Poor’s. He has an MBA from University of Bradford, England, and membership from the Institute for the Management of Information Systems in 2002.

Employment Agreements

We do not currently have any employment agreements with any of our employees, officers or directors. We intend to enter into employment and non-competition agreements with our executive officers on or promptly following the consummation of the Reverse Stock Split.

Board of Directors

All directors will hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Code of Ethics

In January 2005, Trestle adopted a Code of Ethics.  This Code provides rules and procedures to help the Company’s employees, officers and directors recognize and respond to situations that present ethical issues.  This Code applies to all of our employees, officers and directors, wherever they are located and whether they work for the Company on a full or part-time basis.  Compliance with this code is mandatory and those who violate the standards in this Code will be subject to disciplinary action.  The Company intends to review the Code of Ethics and shall determine if any revisions are necessary so that it complies with the NSYE Amex rules and regulations.

 Executive Compensation

Trestle Executive and Director Compensation Information

We paid Mr. Stoppenhagen $61,000 and $36,000 in 2007 and 2008, respectively as cash compensation for his services as our Interim President and Secretary; additionally, Mr. Stoppenhagen received a $500 allowance per month for office expenses. Pursuant to a consulting agreement that we maintained with Venor, Inc., a consulting company over which Mr. Stoppenhagan is a principal, we paid Venor $3,000 per month for consulting services and $500 per month for office space.  Mr. Stoppenhagan did not receive any other compensation - not in the form of stock awards, stock options, or any other form.

Prior to the Share Exchange, we paid our directors $7,500 in cash each year for serving on the Board which was paid quarterly, at the beginning of each quarter. Our directors did not receive any other compensation – not in the form of stock awards, stock options, or any other form.

The Company Executive and Director Compensation Information

The Company did not pay any compensation to our chief executive officer, or any of our directors, for services rendered during the fiscal years ended December 31, 2008 and December 31, 2007.

Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End

We did not grant any options or awards to any of our named executive officers during our last two completed fiscal years nor did any of our executive officers exercise any such options or awards during such period.

Employment Agreements

We do not currently have any employment agreements with our executive officers, but intend to enter into employment agreements at market rates as determined by the board of directors and confidentiality agreements with our executive officers.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors.  In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings.  We reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Certain Relationships and Related Transactions

Contractual Arrangements with SZ Mellow and its Shareholders

PRC law currently limits foreign equity ownership of companies that provide wireless value-added services and Internet content services.  To comply with these foreign ownership restrictions, we operate our websites and provide online advertising services in China through a series of contractual arrangements with SZ Mellow and its shareholders, Ling Tao, Ling Yong and Wang Yulin.  We call these contractual arrangements “Sina Structure Portal Arrangement” agreements.  These agreements may be summarized, as follows:

Exclusive Business Cooperation Agreement.  Pursuant to the exclusive ten year business cooperation agreement between SZ Mellow and Shanghai MoqiZone, Shanghai MoqiZone has the exclusive right to provide to SZ Mellow comprehensive technology and consulting services related to the business of SZ Mellow.  In consideration for such services, Shanghai MoqiZone is entitled to receive 100% of the net income of SZ Mellow.

Equity Pledge Agreement.  Under the equity pledge agreement among SZ Mellow, the shareholders of SZ Mellow and Shanghai MoqiZone, the shareholders of SZ Mellow pledged all of their equity interests in SZ Mellow to Shanghai MoqiZone to guarantee SZ Mellow’s performance of its obligations under the exclusive business cooperation agreement. In the event that SZ Mellow were to breach its contractual obligations, Shanghai MoqiZone, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The equity pledge agreement will expire only after SZ Mellow and its shareholders have fully performed their respective obligations under the exclusive business cooperation agreement.

Exclusive Option Agreement. Under an exclusive ten (10) year option agreement between SZ Mellow, the shareholders of SZ Mellow and Shanghai MoqiZone, the shareholders of SZ Mellow have irrevocably granted to Shanghai MoqiZone or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in SZ Mellow for RMB10 or the evaluation amount of consideration permitted by applicable PRC law.  Shanghai MoqiZone or its designated person has sole discretion to decide when to exercise the option, whether in part or in full.

Loan Agreement.  Under the loan agreement between the shareholders of SZ Mellow and MobiZone Hong Kong, the parties confirmed that MobiZone Hong Kong has made an interest-free loan to the shareholders of SZ Mellow solely to enable the shareholders of SZ Mellow to fund the initial capitalization of SZ Mellow. The loan can be repaid only by sale of the shareholder’s equity interest in SZ Mellow to MobiZone Hong Kong. The term of the loan agreement is ten years from the date thereof.

Irrevocable Power of Attorney.  The shareholders of SZ Mellow have each executed an irrevocable power of attorney to appoint Shanghai MoqiZone as their exclusive attorneys-in-fact to vote on their behalf on all SZ Mellow matters requiring shareholder approval.  The term of each power of attorney is valid so long as such shareholder is a shareholder of SZ Mellow.

Trestle Shareholder Loan

Trestle currently owes an aggregate amount of approximately $138,000 to MKM Opportunity Master Fund, Ltd. (“MKM”), a fund managed by MKM Capital Advisors, of which Trestle’s Board Chairman – Mr. David Skriloff – is managing partner (the “MKM Note”).  MKM agreed to forgive approximately $83,000 of the MKM Note in exchange for approximately 35,858,000 shares of Trestle Common Stock, which issuance shall occur immediately prior to the Share Exchange; the Company will satisfy the remaining portion of the Note with a cash payment of approximately $55,000.  After the Share Exchange, the Financing (pursuant to which MKM received 50 Units) and the Reverse Split, MKM will maintain approximately 5.57% interest in the Company.

The Performance Shares

Under the terms of the Share Exchange Agreement, all of the shareholders of MoqiZone Cayman who are members of our senior management will deposit in an escrow account an aggregate of 900 shares of the Series B Preferred Stock (to be automatically converted into 900,000 shares of Trestle common stock).  These shares (the “Performance Shares”) will be delivered to the management group shareholders only in the event that the Company achieves certain performance targets over the twelve consecutive months commencing July 1, 2009 and ending June 30, 2010 (the “Measuring Period”).  If $6,000,000 or more raised in the Financing, then: (i) in the event that we realize at least $19,171,000 of reported revenues by the end of the twelve month Measuring Period, all of the Performance Shares will be released to the management group, and (ii) in the event that less than $19,171,000 of reported revenues are realized by the end of the twelve month Measuring Period, a pro-rata portion of the Performance Shares shall be distributed to the purchasers of the Units offered hereby, based upon 0.2347 Performance Shares for each USD $1.00 that the actual revenues achieved by the end of the Measuring Period shall be less than the $19,171,000 Target Revenue, or 45,000 Performance Shares for each 1% of $19,171,000 ($191,710) by which the actual revenues shall be less than the Target Revenue. If less than $6,000,000 is raised in the Financing, then: (i) in the event that we realize at least $10,450,000 (the “Lower Target Revenue”) in reported revenues by the end of the twelve month Measuring Period, all of the Performance Shares will be released to the management group and (ii) in the event that less than $10,450,000 of reported revenues are realized by the end of the twelve month Measuring Period, a pro-rata portion of the Performance Shares shall be distributed to the purchasers of the Units offered hereby, based upon 0.4306 Performance Shares for each USD $1.00 that the actual revenues achieved by the end of the Measuring Period shall be less than the Lower Target Revenue, or 45,000 Performance Shares for each 1% of $10,450,000 ($104,500) by which the actual revenues shall be less than the Lower Target Revenue.

Any Performance Shares distributable from the escrow will be made within ten business days after the final calculations with respect to the distribution of the Performance Shares are made, and will be distributed to investors in the MoqiZone Hong Kong financing on a pro-rata basis by which the amount of securities purchased by each investor bears to the total amount of securities sold. Performance Shares not distributed to investors will be returned to the management group at the end of the Measuring Period.

The Performance Warrants

Certain of the members of our senior management will be, under the terms of the Share Exchange Agreement, entitled to receive three year warrants to purchase 900,000 shares of Trestle common stock, exercisable at $1.80 per share (the “Performance Warrants”) in the event that our audited net income as of the date that is 24 months after the Final Closing of the Financing shall equal or exceed $21,560,000, assuming that we complete this Offering with the sale of at least 600 Units for $6,000,000.  If however, we complete the Offering for an aggregate amount less than $6,000,000, than such persons shall only be entitled to receive the Performance Warrants in the event that our audited net income as of the date that is 24 months after the Final Closing of the Financing equals or exceeds $5,000,000.

Lock Up Agreements

All of the Trestle shares of common stock to be owned by the management shareholders will be restricted from public or private sale for a period of twelve months following the effective date of the registration statement registering the Series B Conversion Shares and Warrant Shares for resale under the Securities Act of 1933, as amended; following such twelve month period, management shall be allowed to sell up to 1/12 of their holdings each month for the next twelve months.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the New York Stock Exchange Alternext Exchange, or the AMEX.  The board of directors also will consult with counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of future audit committee members.  The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we do not satisfy the “independent director” requirements of the American Stock Exchange, which requires that a majority of a company’s directors be independent.  Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.

Legal Proceedings

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws or their Chinese counterparts.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Changes in and Disagreements with Accountants

We have had no disagreements with our independent registered public accountants with respect to accounting practices or procedures or financial disclosure.

 Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

The common stock is currently quoted on the over–the-counter Bulletin Board under the symbol “TLHO.”

The following table sets forth the quarterly high and low bid prices for the common stock for the last two fiscal years.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	High	Low
Quarter ended March 31, 2007	$0.18	$0.11
Quarter ended June 30, 2007	$0.17	$0.03
Quarter ended September 30, 2007	$0.10	$0.05
Quarter ended December 31, 2007	$0.10	$0.03
Quarter ended March 31, 2008	$0.07	$0.02
Quarter ended June 30, 2008	$0.07	$0.01
Quarter ended September 30, 2008	$0.03	$0.01
Quarter ended December 31, 2008	$0.02	$0.01
Quarter ended March 31, 2009	$0.03	$0.01

At May 29, 2009, the closing bid price of the common stock was $0.03 and we had approximately 91 record holders of our common stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2008, Trestle had 10,000 options outstanding under its employee stock option and incentive plan; such options have an exercise price of $67.50 per share and expire on October 12, 2009.

Recent Sales of Unregistered Securities.

Reference is made to the General Overview of the Business section and the disclosures set forth under the headings “The Share Exchange Agreement” and the “MobiZone Hong Kong Financing” contain therein.

We believe that all of the sales of such unregistered securities were and will be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

Description of Securities

Authorized Capital Stock

The authorized capital stock of Trestle consists of 1,500,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.  As of the date of this Memorandum, Trestle has 179,115,573 shares of common stock issued and outstanding, but no shares of preferred stock issued or outstanding. In addition, Trestle has outstanding warrants to purchase an aggregate of 102,500 shares of common stock at exercise prices ranging from $0.51 to $5.40 and options to purchase 10,000 shares an exercise price of $67.50 per share.

As stated elsewhere in this Report, as part of the Share Exchange we agreed to authorize an additional 10,000,000 shares of Trestle preferred stock; 15,000 of which shall be designated as Series A Preferred Stock and 10,743 of which shall be designated as Series B Preferred Stock.

The following summary description relating to the Trestle capital stock does not purport to be complete.

The Trestle Reverse Stock Split

Upon consummation of the one-for-254.5 Reverse Stock Split (and before automatic conversion of the Series B Preferred Stock into 10,743,000 shares of Trestle common stock), there will be issued and outstanding 703,794 shares of Trestle common stock and warrants and options to purchase approximately 2,655,728 shares of common stock.

Trestle Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore.  See "Dividend Policy."  Such holders do not have any preemptive or other rights to subscribe for additional shares.  All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company.  There are no conversion, redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable.

Trestle Preferred Stock

The Trestle Board of Directors is authorized, without further action by the shareholders, to issue, from time to time, up to 5,000,000 shares of preferred stock in one or more classes or series.  Similarly, the Board of Directors will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock.  Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date of this filing, we have not issued any of our preferred stock.

Except for the Series A Preferred Stock issuable in exchange for the cancellation of the Notes included in the Units and the Series B Preferred Stock issued to the shareholders of MoqiZone Cayman under the Trestle Share Exchange Agreement, it is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until the Board of Directors determines the specific rights of the holders of any series of preferred stock.  The Board of Director’s authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Accordingly, the issuance of preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

The Notes

The Notes issued and to be issued by MobiZone Hong Kong in the Unit offering shall, by their terms:

(a) bear interest at the annual rate of 8% per annum; which interest shall accrue and shall be payable, at the Company’s option, in cash or shares of common stock on the Exchange Date or the Maturity Date (described below);

(b) unless previously exchanged for Series A Preferred Stock, be due and payable in full in cash together with accrued interest on March 31, 2011 (the “Maturity Date”);

(c) provide that the Notes may not be prepaid prior to the Maturity Date;

(d) be unconditionally guaranteed by each of Trestle, MoqiZone Cayman and Shanghai MoqiZone;

(e) be secured by a pledge by Trestle of 100% of the capital stock of each of MoqiZone Cayman, MobiZone Hong Kong and Shanghai MoqiZone;

(f) provide that, if, for any reason, the Reverse Stock Split shall not be consummated by September 30, 2009, the principal face amount of the Notes shall be increased by 10% to 110% of the aggregate amount of Notes sold by the expiration of the Offering Period. Thereafter, the Notes shall be subject to increase in principal amount at the rate of one percent (1%) for each calendar month (or part thereof) following September 30, 2009 that the Reverse Stock Split shall not be consummated.  Such Notes, as so increased, shall, upon consummation of the Reverse Stock Split, thereafter be automatically cancelled and exchanged for Series A Preferred Stock, at the rate of one share of Series A Preferred Stock for each $1,000 of outstanding principal amount of Notes then outstanding; and

(g) provide that following the Reverse Stock Split and not later than ten days after the automatic conversion of the Series B Preferred Stock into Series B Conversion Shares:

•  all of the issued and outstanding Notes will automatically by their terms be deemed cancelled,

•  all interest accrued on the Notes (at the rate of 8% per annum) from the date of issuance to the date of cancellation will be paid, at the Company’s option, in cash or in a shares of Trestle common stock valued at $1.80 per share, and

•  each $1,000 principal amount of cancelled MobiZone Hong Kong Note will be exchanged for one share of Series A Preferred Stock of Trestle.

Leser, Hunter, Taubman & Taubman – counsel for the placement agent, will act as collateral agent for the holders of the Notes.  Following the occurrence and during the continuation of any Event of Default under the Notes, the Collateral Agent shall exercise such rights and remedies on behalf of the holders of the Notes as are provided in the pledge agreement and guaranty agreement among the Collateral Agent, the Investors, Trestle and MoqiZone Cayman, as such Collateral Agent shall be instructed by the holders of a majority of the outstanding principal amount of Notes.  Upon satisfaction of the conditions set forth in paragraph (g) above, the pledge agreement and the guaranty will be terminated and all pledged securities will be returned to Trestle.

For a more complete description of the Notes, reference is made to the Securities Purchase Agreement, the form of Note and the form of guaranty attached as exhibits to this Form 8-K.

The Series A Preferred Stock

The Trestle Series A Preferred Stock is:

(a) represented by that number of shares of Series A Preferred Stock equal to (i) the then aggregate principal amount of the Notes cancelled and exchanged, divided by (ii) the $1,000 per share Stated Value of the Series A Preferred Stock

(b) pays an annual dividend of 8%, payable annually, at Trestle’s option, in cash or in shares of common stock;

(c) has a par value of $0.001 per share;

(d) has a stated or liquidation value of $1,000 per share (the “Stated Value”);

(e) has a preference over the Trestle common stock on liquidation or sale of Trestle equal to the aggregate number of shares of Series A Preferred Stock issued multiplied by the Stated Value per share;

(f) convertible at any time after issuance, at the option of the holder, into shares of Trestle common stock, at a conversion price of $1.80 per share (the “Conversion Price”).  Accordingly, each outstanding share of Series A Preferred Stock shall be convertible into 555 and 55/100 shares of common stock, determined by dividing the Stated Value per share of each share of Series A Preferred Stock by $1.80; and

(g) votes together with the Trestle common stock on an “as converted basis.”

The Conversion Price and the number of shares of common stock issuable upon conversion of the Series A Preferred Stock the (“Series A Conversion Shares”) are subject to customary adjustments, including weighted average anti-dilution protection.

For a more complete description of the Series A Preferred Stock, reference is made to the Certificate of Designations of the Series A Preferred Stock attached as an exhibit to this Form 8-K.

Series B Preferred Stock

The Series B Preferred Stock issued to the shareholders of MoqiZone Cayman under the Share Exchange Agreement:

(a) has a liquidation value of $1,000 per share,

(b) pays no dividend;

(c) votes, together with the Trestle common stock, on an “as converted basis”, and

(d) immediately following consummation of the Reverse Stock Split, shall automatically (and without any action on the part of the holders) convert (on the basis of 1,000 shares of common stock for each share of Series B Preferred Stock) into an aggregate of 10,743,000 shares of Trestle common stock (the “Series B Conversion Shares”), representing approximately 95% of the total number of issued and outstanding shares of Trestle common stock, on a fully-diluted basis, as at the time of conversion.

For a more complete description of the Series B Preferred Stock, reference is made to the Certificate of Designations of the Series B Preferred Stock attached as an exhibit to attached as an exhibit to this Form 8-K

The Class A Warrants

The Class A Warrants included in each Unit:

(a) shall entitle the holder to purchase that number of shares of Trestle common stock (“Class A Warrant Shares”) as shall be equal to (i) 50% of the principal amount of Notes purchased by each investor, divided by (ii) the Class A Warrant Exercise Price (as defined below);

(b) shall be exercisable at any time after consummation of the transactions contemplated by the Trestle Share Exchange Agreements and shall expire on June 30, 2012;

(c) shall contain an exercise price which shall be equal to $2.50 per share of Trestle common stock (the “Class A Warrant Exercise Price”);

(d) may be exercised only for cash;.

(e) shall provide that the Class A Warrant Exercise Price and the Class A Warrant Shares shall be subject to customary adjustment provisions, including weighted average anti-dilution protection;

(f) shall provide that at any time after (i) the Company shall have deployed its MoqiZone WiMax Network in not less than 700 Internet cafés in the PRC, Trestle shall have the right, upon thirty (30) days prior notice to holders of the Class A Warrants to redeem all and not less than all of the Class A Warrants for $0.01 per Class A Warrant Share.

For a more complete description of the Class A Warrants, reference is made to the form of Class A Warrant attached as an exhibit to this Form 8-K.

The Class B Warrants

The Class B Warrants included in each Unit:

(a) shall entitle the holder to purchase that number of shares of Trestle common stock (“Class B Warrant Shares”) as shall be equal to (i) 50% of the principal amount of Notes purchased by each investor, divided by (ii) the Class B Warrant Exercise Price (as defined below);

(b) shall be exercisable at any time after consummation of the transactions contemplated by the Trestle Share Exchange Agreements and shall expire on June 30, 2012;

(c) shall contain an exercise price which shall be equal to $3.00 per share of Trestle common stock (the “Class B Warrant Exercise Price”);

(d) may be exercised only for cash;

(e) shall provide that the Class B Warrant Exercise Price and the Class B Warrant Shares shall be subject to customary adjustment provisions, including weighted average anti-dilution protection; and

(f) shall not be callable or redeemable.

For a more complete description of the Class B Warrants, reference is made to the form of Class B Warrant attached as an exhibit to this Form 8-K.

Stock Incentive Plan.

Prior to the Share Exchange, Trestle maintained an employee stock option plan that provided for the grant of non-statutory or incentive stock options to its employees, officers, directors or consultants.  Stock options granted pursuant to the terms of this plan generally cannot be granted with an exercise price of less than 100% of the fair market value on the date of the grant (110% for awards issued to a 10% or more stockholder) and the term of the options granted under the plan cannot be greater than 10 years, or 5 years for a stockholder who owns 10% or more of our equity.  An aggregate of 1,855,000 shares were reserved under the plan, of which 1,815,000 shares were available for future grant at December 31, 2008.  There are currently 10,000 options outstanding under this plan; such options have an exercise price of $67.50 per share and expire on October 12, 2009.

Following the issuance of the Series A Preferred Stock, the board of directors of Trestle shall form a compensation committee of the board of directors which shall review Trestle’s stock option plan to determine if any revisions are required that would be better suitable for the company post the Share Exchange.  If any revisions are required, the compensation committee shall recommend them to the Board and seek approval from a majority of the members of the board of directors.  Once approved by the board of directors, such stock option or stock incentive plan shall thereafter be submitted to the Trestle stockholders for approval.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Indemnification of Directors

Article VIII of our Articles of Incorporation provide that no director or officer of the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

WHERE YOU CAN FIND MORE INFORMATION

We will file a registration statement on Form S-1 with the SEC covering the registerable securities that were and may hereafter be issued in connection with the MobiZone Unit offering described in this Form 8-K.

We also file annual, quarterly and special reports, and other information with the SEC. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, proxy and information statements, and other information we file electronically with the SEC.

Item 5.03.  Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Share Exchange, we agreed to amend our articles of incorporation to change our name to MoqiZone Holding Corporation and authorize for issuance 10,000,000 shares of Trestle preferred stock (including the Series B Preferred Stock), containing such rights, preferences and designations as the board of directors of Trestle may, from time to time designate.

To effect these actions, we must file and mail a Schedule 14C promptly following the Closing.  On the later of the 20th day following the mailing or filing of the Schedule 14C, the amendment to our articles of incorporation will be effective.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

1.	The Audited Financial Statements for Mobizone Holdings Limited as of December 31, 2008 and 2007are included following this Item 9.01(a).
2.	The Unaudited Financial Statements for Mobizone Holdings Limited as of March 31, 2009 and 2008 are included following this Item 9.01(a).

(b)	Pro Forma financial information

The Unaudited Pro Forma Financial information of Mobizone and Trestle for the period ended March 31, 2009, respectively, related to the acquisition of Mobizone shall be filed in an amendment to this Form 8-K within the next four business days.

(c)	Exhibits

See the Exhibit Index hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.
 (Registrant)

By:	/s/ Lawrence Cheung
Name:  Lawrence Cheung
Title:   Chief Executive Officer

Date:  June 3, 2009

EXHIBIT INDEX

10.1	Form of Securities Purchase Agreement, dated as of June 1, 2009.

10.2	Form of 8% Exchangeable Note issued under Securities Exchange Agreement.

10.3	Form of Registration Rights Agreement.

10.4	Form of Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock

10.5	Form of Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock

10.6	Form of Series A Warrant

10.7	Form of Series B Warrant

10.8	Form of Pledge Agreement

10.9	Form of Guaranty Agreement

10.10
Form of Share Exchange Agreement dated March 15, 2009 and effective as of February 15, 2009 between Trestle, Moqizone Holdings Limited, Lawrence Cheung, other Persons who are shareholders of MoqiZone Cayman, and MKM Capital Opportunity Fund Ltd. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K as filed on March 23, 2009.)

10.11	Form of Share Escrow Agreement

10.12	Form of Lock Up Agreement

10.13	Form of Voting Agreement

99.1	Audited Financial Statements for Mobizone Holdings Limited as of December 31, 2008 and 2007.

99.2	The Unaudited Financial Statements for Mobizone Holdings Limited as of March 31, 2009 and 2008

99.3	The Unaudited Pro Forma Financial Information of MobiZone and Trestle for the period ended March 31, 2009, respectively (To be filed in an amendment to this Current Report on Form 8-K).